                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss.240.14a-12

________________________________________________________________________________

                     DIGITAL LEARNING MANAGEMENT CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         _______________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:

         _______________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:

         _______________________________________________________________________

         (5) Total fee paid:

         _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:___________________________________________

         (2) Form, Schedule or Registration Statement No.:_____________________

         (3) Filing Party:_____________________________________________________

         (4)  Date Filed:_______________________________________________________

                     DIGITAL LEARNING MANAGEMENT CORPORATION
                         680 Langsdorf Drive, Suite 203
                          Fullerton, California, 92831

                NOTICE OF SOLICITATION OF ACTION OF STOCKHOLDERS
              BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS
              -----------------------------------------------------

To our Stockholders:

         Accompanying this letter is a Consent Solicitation Statement which solicits the written consent of the stockholders of Digital Learning Management Corporation relating to the following matters:

         1. To approve a reverse split of our common stock in a ratio of one (1) new share for every 11.97492 existing shares of common stock. There will be no change to our current authorized shares of common stock and any fractional shares will be rounded up,

         2. To approve amendments to our Certificate of Incorporation to: (a) effect a 1-for-11.97492 reverse stock split with respect to our common stock while maintaining the current number of authorized shares of common stock, and
(b) change the name of the Company to "Nutradyne Group, Inc." (the "Amendment"), and

         3. To enter into a Share Exchange Agreement with Chang-chun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the stockholders of Yongxin.

         The written consent of stockholders owning not less than the majority of the Company's outstanding shares of common stock are required in order to effect the reverse stock split, change the Company's name, amend the Company's Certificate of Incorporation and to enter into the Share Exchange Agreement with Yongxin. In this regard, our shareholders owning approximately 65% of our outstanding common stock have agreed to vote for these proposals, which is greater than the vote necessary for their approval.

         Pursuant to Section 228(a) of the Delaware General Corporation Law and our By-laws, no meeting of stockholders will be held in connection with this Consent Solicitation because this Consent Solicitation is in lieu of a special meeting of stockholders. The attached Consent Solicitation Statement is provided to you pursuant to Rule 14a-3 under the Securities Exchange Act of 1934. Please read the Consent Solicitation Statement thoroughly. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSALS.

         The Board of Directors has fixed June 19, 2007, as the record date for purposes of this Consent solicitation. Therefore, only holders who owned shares of the Company's common stock as of the close of business on June 19, 2007 are eligible to provide their written consent.

         The proposals referred to above and the procedure to exercise your rights in connection with this Consent Solicitation are described in the accompanying Consent Solicitation Statement. THE COMPANY INTENDS TO TAKE THE NECESSARY CORPORATE ACTION, IF ANY, WITH RESPECT TO EACH OF THE PROPOSALS AS SOON AS THE COMPANY RECEIVES THE WRITTEN CONSENT OF STOCKHOLDERS OWNING NOT LESS THAN THE MAJORITY OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK CONSENTING TO THE RESPECTIVE PROPOSAL. It is requested that your written consent, using the accompanying Consent Card, be delivered to the Company's transfer agent as soon as possible but no later than _________, 2007. A pre-addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.

            YOUR WRITTEN CONSENT IS IMPORTANT. PLEASE SIGN, DATE AND
                  RETURN YOUR CONSENT CARD AS SOON AS POSSIBLE.

By Order of the Board of Directors,



/s/Umesh Patel
--------------
Umesh Patel, President, Chairman of the Board

Dated:________________ 2007

                     DIGITAL LEARNING MANAGEMENT CORPORATION
                         680 Langsdorf Drive, Suite 203
                          Fullerton, California, 92831

                         CONSENT SOLICITATION STATEMENT
                         FOR THE SOLICITATION OF WRITTEN
                   CONSENTS IN LIEU OF MEETING OF STOCKHOLDERS
                   -------------------------------------------

         This Consent Solicitation Statement is being furnished to holders of the common stock of Digital Learning Management Corporation, a Delaware corporation ("Company" "our" "us" "we"), in connection with the solicitation of written consents by our Board of Directors.

         This Consent Solicitation Statement contains information about a proposal to: (a) effect a reverse split of our common stock in a ratio of 1 new share for every 11.97492 existing shares of common stock, (b) to amend our Certificate of Incorporation to (i) effect the reverse stock split while maintaining the current number of authorized shares of common stock and to (ii) change our corporate name to Nutradyne Group, Inc. and (c) enter into a Share Exchange Agreement with Chang-chun Yongxin Dirui Medical Co., Ltd.

         This Consent Solicitation Statement was prepared by our management for the Board of Directors. This Consent Solicitation statement and the accompanying Consent Card are first being mailed to stockholders on or about _________, 2007.

         In order to eliminate the costs and management time involved in holding a special meeting of stockholders and in order to effect the proposals described above, the Board of Directors determined to seek the written consent of the holders of a majority in interest of the Company's outstanding common stock. As discussed in this Consent Solicitation Statement, the Board of Directors has recommended the reverse stock split, the proposed amendment to our Certificate of Incorporation and to enter into the Share Exchange Agreement.

         The Company is distributing this Consent Solicitation Statement and the accompanying Consent Card to the holders of record of the common stock as of the close of business on June 19, 2007. This date is sometimes referred to as the "record date." Written consents of stockholders representing a majority of the outstanding shares of common stock at the record date are required to approve the Proposals.

         Only stockholders of record as of June 19, 2007, are entitled to consent, to withhold their consent, abstain or to revoke their consent, to the proposals. If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares. Each stockholder is entitled to one vote for each outstanding share of common stock held at the record date and no shares are entitled to cumulative voting rights. As of the record date, there were 65,862,072 issued and outstanding shares of common stock.

         Any consent to a proposal may be revoked or changed in writing at any time prior to the close of business on the date that consents signed by holders of a majority of the outstanding shares of common stock approving such proposal are received by the Company.

         The proposed amendment to the Certificate of Incorporation will be approved if the Company holds unrevoked written consents of stockholders approving the proposed amendment to the Certificate of Incorporation representing a majority of the outstanding shares of common stock at the record date at any time on or before the 60th day of the earliest dated consent delivered to the Company or its agent.

         The proposals to effect the reverse stock split, change the corporate name to "Nutradyne Group, Inc." and to enter into the Share Exchange Agreement will be approved if the Company holds unrevoked written consents of stockholders approving the proposals representing a majority of the outstanding shares of common stock at the record date at any time on or before the 60th day of the earliest dated consent delivered to the Company or its agent.

         The withholding of consent, abstention or the failure to deliver a Consent Card will all have the effect of a vote against approval of each of the proposals. If a stockholder holds his shares in "street name" and fails to instruct his broker or nominee as to how to vote his shares, the broker or nominee may not, pursuant to applicable stock exchange rules, vote such shares and, accordingly, such inaction will have the effect of a vote against each of the proposals.

         Stockholders are requested to indicate consent to each of the proposals by signing and dating the Consent Card, checking each box on the Consent Card which indicates consent to each of the proposals, and delivering the Consent Card to the Company or its agent. Withholding of consent to a particular proposal, or abstention with respect to the consent to a particular proposal, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent for that particular proposal or abstention with respect to the consent to a particular proposal, respectively, and delivering the Consent Card to the Company or its agent.

A CONSENT CARD WHICH HAS BEEN SIGNED, DATED AND DELIVERED TO THE COMPANY OR ITS AGENT WITHOUT INDICATING CONSENT, WITHHOLDING OF CONSENT, OR ABSTENTION WILL CONSTITUTE A CONSENT TO THE PROPOSAL TO EFFECT A REVERSE STOCK SPLIT, THE NAME CHANGE, THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND THE PROPOSAL TO ENTER INTO THE SHARE EXCHANGE AGREEMENT

         The Company will pay for this consent Solicitation. In addition to sending you these materials, some of our directors and employees may contact you by telephone, by mail, or in person. None of our directors or employees will receive any extra compensation for any such Solicitation.

         The Board of Directors recommends that you consent to the proposal to effect a reverse stock split, approve the proposed amendment to the Company's Certificate of Incorporation including the name change, and consent to the proposal to enter into the Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd. In this regard, our shareholders owning approximately 65% of our outstanding common stock have agreed to vote for these proposals, which is greater than the vote necessary for their approval.

         The principal executive offices of the Company are located at 680 Langsdorf Drive, Suite 203, Fullerton, California, 92831, and the telephone number of the Company is (310) 921-3444.

                   INFORMATION ABOUT THE CONSENT SOLICITATION
                   ------------------------------------------

     o    WHAT IS THE PURPOSE OF THE SOLICITATION?

         We are soliciting your consent for the purpose of obtaining stockholder approval of the following proposals:

     1. To effect a reverse split of the Company's common stock in a ratio of one (1) new share for every 11.97492 existing shares of common stock. There will be no change to the authorized number of shares or the par value of common stock of the Company and any fractional shares will be rounded up,

     2. To amend our Certificate of Incorporation to: (i) effect a 1-for-11.97492 reverse stock split with respect to our common stock while maintaining the current authorized shares of common stock and to (ii) change our corporate name to Nutradyne Group, Inc.

     3. To enter into a Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the stockholders of Yongxin.

     o    WHO IS ENTITLED TO ACT ON THESE PROPOSALS?

         Our Board of Directors has established June 19, 2007 as the record date for purposes of the consent Solicitation. Only stockholders of record at the close of business on that date will be entitled to act on the proposals and to receive this Consent Solicitation Statement.

     o    WILL THESE PROPOSALS BE CONSIDERED AT A STOCKHOLDERS MEETING?

         No. Our bylaws provide that stockholder approval of matters such as the proposals may be obtained by written consent, without a meeting.

     o    WHAT ARE THE RIGHTS OF THE STOCKHOLDERS TO CONSENT TO THESE PROPOSALS?

         Stockholders receiving this Consent Solicitation Statement are entitled, in effect, to one vote per share with respect to each of the proposals. Our bylaws provide that the consent of the holders of a majority of the shares of our common stock outstanding on the June 19, 2007 record date will be required for approval of each of the proposals. On the record date, there were 65,862,072 shares of our common stock issued and outstanding.

         Abstentions and so-called broker non-votes in response to this Solicitation will have the same effect as the withholding of consent with respect to of the proposals.

     o    WHEN WILL THE PROPOSALS BE EFFECTED?

         The proposals will have been approved as soon as we have received valid consents from the holders of a majority of the shares entitled to act on the proposals. We will effect the proposed amendments to our Certificate of Incorporation as soon as is practicable following receipt of such consents.

     o    WHAT ARE THE BOARD'S RECOMMENDATIONS?

         The recommendations of our Board of Directors are set forth together with the description of each proposal. In summary, however, our Board of Directors recommends a vote "FOR" each of the proposals.

     o    HOW DO I GRANT MY CONSENT TO THE PROPOSALS?

         By indicating your consent on the enclosed consent form and returning the consent form in accordance with the directions indicated on the consent form. IF NO DIRECTIONS ARE INDICATED, CONSENT FORMS RETURNED TO US WILL BE COUNTED "FOR" ALL PROPOSALS DESCRIBED IN THIS SOLICITATION STATEMENT.

     o    CAN I REVOKE MY CONSENT?

         Yes, but in order for a revocation to be effective it must be received by us prior to _________, 2007. A revocation may be submitted by:

         -  Giving written notice of revocation to our Corporate Secretary; or

         - Properly submitting to us a duly executed consent form bearing a later date.

         All written notices of revocation or consent forms should be addressed to: Digital Learning Management Corporation, 680 Langsdorf Drive, Suite 203, Fullerton, California, 92831, Attention: Corporate Secretary.

     o    DO I NEED TO DO ANYTHING IF I AM OPPOSED TO THE PROPOSALS?

         No. Your failure to return the enclosed consent form will be sufficient to indicate the withholding of your consent.

     o    WHAT IS THE CUT-OFF DATE FOR RESPONDING TO THIS SOLICITATION?

         _________, 2007. Each proposal as to which has the requisite consent has been received as of the cut-off date will be effectuated as of that date. No consents will be accepted after that date.

         On December 21, 2007 our Board of Directors unanimously approved all proposals other than the name change, which was not before the Board at that time. On May 1, 2007, our Board of Directors unanimously adopted and approved all the proposals and directed that the proposals be submitted for approval by our stockholders as required by the Delaware General Corporation Law. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit "A".

                        SUMMARY TERM SHEET FOR PROPOSAL 3
                        ---------------------------------

         This summary highlights selected information from this proxy statement regarding the Share Exchange Agreement and may not contain all of the information that is important to you. To understand the transaction fully, and for a more complete description of the legal terms of the acquisition, you should carefully read this entire proxy statement, including the Share Exchange Agreement attached hereto as Exhibit "B". We have included page references in this summary to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented.

     o    Contact Information
          -------------------

Digital Learning Management Corporation
680 Langsdorf Drive, Suite 203
Fullerton, CA 92831
Telephone 310-921-3444
Attn: Umesh Patel, Chairman

Yongxin Medical Group, Ltd.
2152 San Huancheng Road
Chang Chun, China
Telephone 011-86-626-581-9069
Attn: Yongxin Lui

     o    Business Conducted
          ------------------

         DIGITAL LEARNING MANAGEMENT CORPORATION (PAGE___).

         We were incorporated in Delaware on February 18, 1999 under the name FreePCSQuote.Com, Inc. Our principal business objective was to offer to businesses our Internet technology solutions and services. Currently, we provide enterprise e-learning solutions and related services to the education industry, government agencies and corporate clients. Our patented Virtual University Appliance ("VU Appliance") is a hardware and software package, which incorporates the CourseMate Virtual University System.

         CHANG-CHUN YONGXIN DIRUI MEDICAL CO., LTD.(PAGE___)

         Yongxin was established in 1993 for the purpose of engaging in the business of medicines wholesale, retail and third-party medicine logistics. Yongxin is located in Changchun City, Jilin Provincial with a staff of 358 of whom 18 are Licensed Pharmacists and 55% of whom have a college education.

         In 2004, Yongxin incorporated as its wholly owned subsidiary Jilin Province Yongxin Chain Drugstore Ltd. (the "Yongxin Drugstore") to focus on developing a terminal network market. In July 2005, it obtained the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and now has developed 4 chains of "Meixino Yongxin". As of October 2006, Yongxin has developed 11 retail chains in the name of Yongxin Drugstore which covers a larger business area in key business regions and the large community inside Changchun city.

     o    The Acquisition (page __)
          -------------------------

         On December 21, 2006, our board of directors adopted a resolution, by unanimous written consent, to enter into a Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation and its stockholders. The Share Exchange Agreement was subsequently amended and re-approved by our Board of Directors on May 1, 2007. On June 15, 2007 all parties executed the Amended Share Exchange Agreement. The parties agreed that we will acquire all of the issued and outstanding shares of stock of Yongxin in exchange for the issuance in the aggregate of 21,000,000 of our shares of common stock and 5 million shares of our newly designated Series A Convertible Preferred Stock to the Yongxin Stockholders.

         Proposal 3 asks our stockholders to consider the share exchange with Yongxin pursuant to the terms and conditions of the Share Exchange Agreement.

         We have issued no securities in connection with the intended acquisition.

     o    Share Exchange Agreement (page ___)
          -----------------------------------

         Upon the terms and subject to the conditions of the Amended Share Exchange Agreement dated June 15, 2007, we will issue 21 million shares of common stock and 5 million shares of Series A Convertible Preferred Stock in exchange for all of the issued and outstanding shares of Yongxin on the closing date.

         The Series A Convertible Preferred Stock is convertible over a 3 year period, into up to 30 million shares of common stock. In particular, the holder of any share of shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis. No more than 1,666,666 shares of the Series A Convertible Preferred Stock may be converted in each of the three periods following issuance. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in the fiscal year endrd March 31, 2008; $4 million dollars of net income in the fiscal year ended March 31, 2009 and $5 million dollars of net income in the fiscal year ended March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million, 4 million and 5 million dollars respectively in each of the three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

         Each share of Series A Convertible Preferred Stock entitles the holder to six (6) votes on all matters to be voted on by the stockholders.

         The Series A Convertible Preferred Stock does not earn any dividends during the conversion period. Following the conversion period, each share of Series A Convertible Preferred Stock that has not been converted, earns a dividend of $.10 per share per year.

         In anticipation of the proposed transaction, our Board of Directors approved the designation of the Series A Convertible Preferred Stock on May 25, 2007 and filed such designation with the State of Delaware on June 19, 2007.

         Upon closing of this transaction as contemplated herein, a change of control will take place, with the Yongxin stockholders owning approximately seventy percent (70%) of our total issued and outstanding common stock. This seventy percent is calculated based on post reverse split numbers and includes the intended issuance of up to an additional 3,500,000 shares of common stock to settle debt. Yongxin will remain our wholly-owned operating subsidiary. In addition, we will change our name from Digital Learning Management Corporation to "Nutradyne Group, Inc."

         As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place as soon as practicable following the satisfaction of the preconditions.

     o    Closing of the Agreement (page ___)
          -----------------------------------

         If the Agreement, the reverse stock split and the name change are approved by our shareholders, the closing of the Agreement shall take place as soon as practicable thereafter, at the offices of Legal & Compliance LLC.

     o    Conditions Precedent to the Agreement (page __)
          -----------------------------------------------

         The closing of the Agreement depends on the satisfaction or waiver of a number of pre-conditions, including:

         - our shareholder approval of the Agreement,
         - each of the representations and warranties of the Parties shall be true and correct at the time of the closing date,
         - the Parties shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or satisfied prior to the time of the Closing,
         - Yongxin shall have received, and delivered documentation of, the approvals required, if any, from the Ministry of Commerce of the People's Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Ex-change, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals,

         - we will have effectuated an approximate 12 for 1 reverse split of the our Common Stock,
         - we shall have settled, paid or otherwise resolved the Convertible Notes payable in the principal amount of $3,000,000 plus accrued interest in the approximate total amount of $1,202,217 as of March 31, 2007,
         - No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the trans-action contemplated by this Agreement, or which had or could have a material adverse effect on our business operations,
         - our stockholder approval of Proposals 1 and 2.

     o    Representations and Warranties in the Agreement (page __)
          ---------------------------------------------------------

         The parties represent and warrant a number of conditions within the Agreement, including the following:

         - all of the parties have the requisite authority to execute the Agreement,
         - no parties have any legal conflicts, and
         - the parties will go about their business in an ordinary fashion until the closing of the Agreement.

     o    Interest of Executive Officers and Directors in the Agreement (page
          -------------------------------------------------------------------
          __)

         Our executive officers and directors own shares of the Company but will receive no additional shares on the close of the transactions and therefore have similar interests to fellow stockholders.

     o    Change of Control (page __)
          ---------------------------

         Following the closing of the Agreement, our present stockholders' shares of common stock will be diluted by the issuance of up to 21,000,000 shares of common stock, which issuance will constitute a change of control in ownership. The share exchange will result in a dilution of approximately 70% to existing stockholders. Additionally, the closing of the Agreement will cause the election of new directors and the appointment of new officers to manage the Company, which additions will constitute a change in control of management.

     o    New Management (page __)
          ------------------------

         The number of members of our Board of Directors is currently five. Under the Exchange Agreement, Yongxin will appoint nominees to serve as directors after the closing of the exchange. Each director serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal.

     o    Consideration Offered to our Stockholders (page __)
          ---------------------------------------------------

         There is no consideration being offered to our stockholders.

     o    The Reasons for Engaging in the Agreement (page __)
          ---------------------------------------------------

         Our Board of Directors does not believe that our current business operations can be sustained or expanded unless we grow revenues and/or limit our expenses. We believe that greater opportunities exist if we identify new or supplemental business opportunities which will likely become the major source of revenues for the Company. We believe that the transaction with Yongxin represents such an opportunity.

     o    Vote Required for Approval Of the Agreement (page __)
          -----------------------------------------------------

         Approval of Proposal 3 requires the affirmative vote of a majority of the outstanding common stock of the Company. Our executive officers and directors hold 23,876,675 shares of common stock, or approximately 32.88% of our issued and outstanding shares, and plan to vote "for" Proposal 3.

     o    Material Differences in the Rights of Security Holders as a Result of
          ---------------------------------------------------------------------
          the Agreement (page ___)
          ------------------------

         There will be no material differences in the rights of security holders as a result of the acquisition.

     o    Accounting Treatment of the Agreement (page __)
          -----------------------------------------------

         The acquisition will be accounted for as a recapitalization of the Company, in accordance with U.S. generally accepted accounting principles.

     o    Federal Income Tax Consequences of the Agreement (page __)
          ----------------------------------------------------------

         Our stockholders will not recognize a gain or loss as a result of the acquisition. Neither the Company nor Yongxin will recognize any gain or loss as a result of the acquisition, which will be deemed by the parties to be tax free.

     o    Regulatory Approvals (page __)
          ------------------------------

         No material federal or state regulatory requirements must be complied with or approvals obtained in connection with this transaction.

     o    Reports, Opinions, Appraisals (page __)
          ---------------------------------------

         Our board of directors has received no reports, opinions, or appraisals with regard to the transaction.

     o    Past Contracts, Transactions or Negotiations (page __)
          ------------------------------------------------------

         None

     o    Financial Data (page __)
          ------------------------

         Attached hereto are the audited financial statements for Yongxin for the years ended December 31, 2005 and 2006 and the unaudited financial statements for the quarter ended March 31, 2007.

                                   PROPOSAL 1

                    Approval of Reverse Split of Common Stock
                    -----------------------------------------

         PURPOSE. The purpose of the reverse stock split of one (1) new share for every 11.97492 current shares is to attempt to increase the per share trading value of our Common Stock. We believe that a decrease in the number of shares outstanding is likely to increase the trading price for our Common Stock, to increase the marketability of our stock to potential new investors and our ability to attract institutional investors to hold our shares, while decreasing the volatility of our stock price. In addition, we believe that effecting a reverse split without adjusting the number of authorized shares will be more beneficial to our stockholders and the overall value of the Company than raising the number of authorized shares to complete the transaction with Yongxin (see Proposal 3).

         The amendment to our Articles of Incorporation will reflect the reverse stock split while maintaining unchanged the amount of authorized shares.

         EFFECT. After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be decreased accordingly.

         The reverse stock split will affect all common stockholders uniformly and will not affect any stockholders' percentage interest in the Company. There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up, so that no stockholder shall have less than one share after the effectiveness of the reverse split.

         An effect of the existence of authorized but un-issued capital stock may be to enable the Company to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the Certificate of incorporation or bylaws that would have a material anti-takeover effect.

         We cannot predict the effect of any reverse stock split upon the market price over an extended period and, in many cases the market value of a company's common stock following a reverse split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

         Further, as a result of any reverse split, some stockholders may own less than 100 shares of our common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of our common stock.

         The table below shows the cumulative effect on our voting stock of the reverse stock split that will occur on the Effective Date.

                                          PRIOR TO             AFTER
COMMON STOCK                              REVERSE SPLIT        REVERSE SPLIT
------------                              -------------        -------------

Authorized                                 75,000,000           75,000,000

Issued & Outstanding                       65,862,072            5,500,001

Shares Authorized and Reserved              9,137,928           69,499,999

                        THE BOARD OF DIRECTORS RECOMMENDS
                 THAT STOCKHOLDERS CONSENT TO THE REVERSE SPLIT.


                                   PROPOSAL 2

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION
             REGARDING REVERSE SPLIT AND NAME CHANGE OF THE COMPANY
             ------------------------------------------------------

         The purpose and effect of the reverse stock split is discussed in Proposal No. 1, above. The amendment to our Certificate of Incorporation will reflect the reverse stock split while maintaining unchanged the amount of authorized shares.

         On May 1, 2007, our Board of Directors approved an amendment to our Certificate of Incorporation to change our corporate name to "Nutradyne Group, Inc." and directed that the amendment be submitted for approval by our stockholders as required by Delaware corporations law. The text of the proposed amendment is attached as Appendix "A" to this Consent Solicitation Statement.

         The name change is contingent on the closing of the merger transaction with Yongxin described in Proposal 3, below. Changing our corporate name will have no effect on our corporate status in Delaware, or elsewhere, the rights of our stockholders or the transferability of our outstanding shares of common stock. Currently outstanding stock certificates bearing the name "Digital Learning Management Corporation" will continue to be valid and to represent our shares following the name change.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE AMENDMENT TO THE ARTICLES OF INCORPORATION

                                   PROPOSAL 3

                      Approval of Share Exchange Agreement
                      ------------------------------------

         GENERAL. Our board of directors on May 1, 2007 adopted a resolution, by unanimous written consent, to enter into an Amended Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and its stockholders (the "Stockholders"). The parties agreed that we will acquire all of the issued and outstanding shares of stock of Yongxin in exchange for the issuance in the aggregate of 21,000,000 of our shares of common stock and 5 million shares of our Series A Convertible Preferred Stock to the Stockholders.

         The Series A Convertible Preferred Stock is convertible over a 3 year period, into up to 30 million shares of common stock. In particular, the holder of any share of shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis. No more than 1,666,666 shares of the Series A Convertible Preferred Stock may be converted in each of the three periods following issuance. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in for the fiscal year ending March 31, 2008; $4 million dollars of net income in the fiscal year ending March 31, 2009 and $5 million dollars of net income in the fiscal year ending March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million; 4 million and 5 million dollars respectively in each of the three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

         Each share of Series A Convertible Preferred Stock entitles the holder to six (6) votes on all matters to be voted on by the stockholders.

         The Series A Convertible Preferred Stock does not earn any dividends during the conversion period. Following the conversion period, each share of Series A Convertible Preferred Stock that has not been converted, earns a dividend of $.10 per share per year.

         In anticipation of the proposed transaction, our Board of Directors approved the designation of the Series A Convertible Preferred Stock on May 25, 2007 and filed such designation with the State of Delaware on June 19, 2007.

         BACKGROUND OF THE AGREEMENT. Except with respect to the original and Amended Share Exchange Agreement between us, Yongxin and its stockholders, during the past two years there have been no agreements, consolidations, acquisitions, tender offers or any material agreements of any kind or nature which were entered into between the above parties.

         REASONS FOR THE AGREEMENT; BOARD RECOMMENDATION. Our Board of Directors does not believe that our current business operations can be sustained or expanded unless we grow revenues and/or limit our expenses. We believe that greater opportunities exist if we identify new or supplemental business opportunities which will likely become the major source of revenues for the Company. We believe that the transaction with Yongxin represents such an opportunity.

         We will continue to focus on our online e-Learning systems and related services strategy, with sales and services focused around our VU Appliance product, training and education.

         EFFECTS OF THE AGREEMENT. The closing of the transaction is subject to the following preconditions:

         (a) each of the representations and warranties of the Parties shall be true and correct at the time of the closing date except for changes permitted or contemplated by the Agreement,

         (b) the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or satisfied prior to the time of the Closing,

         (c) Yongxin shall have received, and delivered documentation of, the approvals required, if any, from the Ministry of Commerce of the People's Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals,

         (d) we will have effectuated an approximate 12 for 1 reverse split of the our Common Stock prior to the time of closing,

         (e) we shall have settled, paid or otherwise resolved the Convertible Notes payable in the principal amount of $3,000,000 plus accrued interest in the approximate total amount of $1,202,217 as of March 31, 2007, and

         (f) No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on our business operations.

         Assuming the preconditions are satisfied and the transaction closes as contemplated, Yongxin will become our wholly-owned operating subsidiary. As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place in as soon as practicable thereafter.

         Upon closing of this transaction as contemplated herein, a change of control will take place, with the Yongxin stockholders owning approximately seventy percent (70%) of our total issued and outstanding common stock. This seventy percent is calculated based on post reverse split numbers and including the intended issuance of up to an additional 3,500,000 shares of common stock to settle debt. Yongxin will remain our wholly-owned operating subsidiary. In addition, we will change our name from Digital Learning Management Corporation to "Nutradyne Group, Inc."

         In addition, the Company will change its name from Digital Learning Management Corporation to "Nutradyne Group, Inc." and it is contemplated that some or all of the current board of directors will tender their resignations and that Yongxin will appoint up to four (4) additional Board Members.

         Following the closing of the Agreement, there will be at least 26,500,001 shares of common stock issued and outstanding and up to 30,000,001 if the Company issues up to an additional 3,500,000 shares to settle debt. Moreover, the Yongxin shareholders will have, subject to meeting the prescribed revenue goals, the right to convert the Series A Convertible Preferred Stock into up to an additional 30,000,000 shares of common stock. The following stockholders of Yongxin will beneficially own 21,000,000 million shares of the outstanding common stock and 5 million shares of the preferred stock.

---------------------------------------------------- ----------------------- ------------------- --------------------
                                                                              % OF OUTSTANDING
                                                                               COMMON STOCK -
                                                                                  BASED ON        NUMBER OF SHARES
                                                      NUMBER OF SHARES OF    30,000,001 SHARES      OF PREFERRED
                       NAME                             COMMON STOCK            OUTSTANDING           STOCK
==================================================== ======================= =================== ====================
1. Misala Holdings Inc. BVI                                600,000.00              2.00%            3,000,000.00
---------------------------------------------------- ----------------------- ------------------- --------------------
2. Boom Day Investments Ltd. BVI                          5,400,000.00             18.00%           2,000,000.00
---------------------------------------------------- ----------------------- ------------------- --------------------
3. Accord Success Ltd., BVI                               5,400,000.00             18.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
4. Perfect Sum Investment Ltd. BVI                        1,200,000.00             4.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
5. Full Spring Group Ltd. BVI                             1,800,000.00             6.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
6. Grand Opus Co. Ltd., BVI                               2,400,000.00             8.00%
---------------------------------------------------- ----------------------- ------------------- --------------------
7. Master Power Holdings Coup Ltd. BVI                    4,200,000.00             14.00%
==================================================== ======================= =================== ====================
                       TOTAL                             21,000,000.00             70.00%           5,000,000.00
---------------------------------------------------- ----------------------- ------------------- --------------------

YONGXIN BUSINESS.

         Yongxin was established in 1993 for the purpose of engaging in the business of medicines wholesale, retail and third-party medicine logistics. Yongxin is located in Changchun City, Jilin Province with a staff of 358 of whom 18 are Licensed Pharmacist and 55% of whom have a college education. As of fiscal year ended December 31, 2006 Yongxin had assets of $10,998,827 and liabilities of $5,022,990.

         With the business idea of "sustained operation, integrated innovation", Yongxin has built a marketing network covering the Jilin province and radiating through the northeast region wherein the brand image of "sustained innovation" of Yongxin has enjoyed popular support. In 2003, Yongxin passed Jilin Provincial FSDA Quality Certification System, National GSP Certification and won a number of honorary titles several times such as "unit trusted by government", and the development of Yongxin got strong support from national, provincial and municipal governments.

         In 2004, Yongxin formed "Jilin Province Yongxin Chain Drugstore Ltd."("Yongxin Drugstore") with an investment of RMB 2,500,000 (equivalent to $303,000) to focus on developing a terminal network market. In July 2005, it obtained the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and now has developed 4 chains of "Meixino Yongxin". As of October 2006, Yongxin had developed 11 retail chains in the name of Yongxin Drugstore which covers a business area of 8,000 m2, scattered in key business regions and the large community inside Changchun city.

         For the fiscal year ended December 31, 2006, Yongxin had net revenue of $39,982,388 and net income of $1,772,721.

         Yongxin has recently received national approvals and authorizations from the Chinese government to expand its retail outlets all over China. Its business is comprised of 50% wholesale and 50% retail, its products are a mix of Chemical, Herbal medicines and other accessories.

         Yongxin's strategy is to become one of the largest companies in its market in China. To achieve its objective, it intends to grow organically and via acquisition. In addition, it intends to raise capital in the U.S. securities markets and has also signed an LOI with certain entities in China to acquire manufacturing companies and certain strategic retail outlets.

         Demographically the company will extend its reach from its existing regional market to Tianjian , the 3rd largest city in China and near Peking and other major metropolitan centers across China. The company has no labor agreements and no compliance or legal issues with the employees, government, suppliers or customers.

         Yongxin has continued its expansion of the Yongxin Drugstore chain and as of October 2006 it had developed eleven retail outlets of Yongxin Drugstore. Combining this two pronged approach in the wholesale and retail end-user market, the company extensively covers the business areas in key business regions and the large community inside Changchun City and other strategic locations in the Northeast Region. This market strategy has given it a solid brand position in its market. It has become the largest wholesale distribution company in the region and a premier retail outlet to the consumer. The company's business is comprised of 50% wholesale and 50% retail where its products are a mix of chemical, herbal medicines and other accessories.

         YONGXIN PRODUCTS.

         Yongxin business products include six (6) classes of medicines:

     1.   Chinese patent medicine,
     2.   Traditional Chinese medicines prepared in ready-to-use forms,
     3.   Chemical preparation,
     4.   Health products,
     5.   Foods and,
     6.   Medical devices which account for almost 10,000 products.

         YONGXIN CUSTOMER BASE.

         Yongxin has about 3,000,000 retail customers buying medicines in any one month and it processes 30,000 orders a day. Other than the retail customers the company's other key customers include various major hospitals, clinics, health clinics, community health care and retail pharmacies in the Jilin Province and the surrounding region. The company has thirty-six (36) retail outlets and a major distribution and processing center with a state-of art I.T. infrastructure and around-the-clock customer service.

         OBJECTIVES AND ACHIEVEMENTS

         Yongxin's overall concept and the long term vision is to be a "Turn Key Solution"; a one stop shop for all of the regional and national medicine needs of the consumer and wholesale market. Regional and national coverage would be attained via sales and acquisitions.

         To achieve that objective the company, in a phased approach, launched wholesale distribution to its reseller clients, retail outlets and most recently the Franchised model of distribution to the end consumer. This has resulted in the company establishing its brand identity and awareness in most of the Northeast regions of China. The company has become a premier supplier of medicines in Jilin Province, Heilongjiang Province, Liaoning Province and the Inner Mongolian Municipality.

         Presently Yongxin has strategic relations and agreements with over 2,300 suppliers and it distributes over 7,000 different types of medicines in these regions. In July of 2005, the company entered into a Joint Venture agreement with American Medicine Shoppe International Chain, the biggest medicine retailing brand in the world. This has brought to the company a sophisticated and state of the art professional pharmacy technology and premier brand franchise rights in an emerging and a double digit growth market segment. Combination of the company's strategic investments in the region and joint venture agreements has given the company a significant edge over its competition. With the know how and the tools that the company has acquired it hopes to continue to be in a leadership position.

         The company continuously strives to provide ultimate satisfaction to the consumer. Its enhanced IT infrastructure, 24/7 processing and customer service and the state of art professional pharmacy technology implementation, distribution and logistics technologies, knowledge and training has helped it achieve its objective in timely deliverables with a measured quality and satisfaction to its consumer and other reseller markets.

         With Yongxin's commitment to ultimate satisfaction and its efficiency of deliverables to its customers, the company and made significant investments in IT and backbone infrastructure. It owns the largest distribution center and storage facility in the region which conforms to international standard of GSP certification. The facility is 43,000 meters in size with a capacity to store over 500,000 items. The company utilizes the facility as a central HUB for its regional wholesale and end consumer distribution, storage and IT infrastructure. Its IT infrastructure has enabled the company's distribution processes to be completely automated and conform with the latest technically oriented supply chain management methodology.

         This technology has also enabled Yongxin to be the only one in the region to offer a 24/7 customer service and product deliverables. As it processes 30,000 orders a day, Yongxin guarantees delivery of goods within four hours inside Changchun City, twenty four hours anywhere within the Jilin Province and thirty six hours anywhere within the Northeast region which represents an area of 1,000 km. Recently the company has been awarded approvals and authorizations to extend its reach of retail outlets all across China.

         Acquisition of pharmaceutical manufacturers will give the company operating efficiencies, ultimate cost control, increased quality and a significant increase in revenue and profits. The company is presently realigning its business and logistics to create operating efficiencies in its overall operations. This expansion will drive an increase in revenues, profits and customer satisfaction. It will also implement a new central customer payment system and a discount membership marketing plan to its end user customers. The Company will employ an acquisition/franchise creation process of 100 units/year using the "Equity Purchase" concept and develop new profit generation services for existing outlets and franchisees thus achieving its regional and national revenue, brand identity and leadership objective while conduct itself with trustworthiness and provide superior customer service.

         MARKET AND COMPETITION

         Yongxin has a solid position in the northeast region of China which boasts a population of over 100,000,000 (One hundred million) people.

         The consumer product industry is constantly evolving and with almost 30 years of reform and opening of business markets to non-government business entities China's consumer demands are steadily increasing. It can be reasonably projected that the need for a variety of drug products will increase over the decades to come. The markets trends for the Company are very favorable as evidenced by the customers acceptance of the retail and distribution services and the retention of approvals by the central government allowing the company to extend its retail businesses into the whole of China. The other important trend is the participation of The Medicine Shoppe's franchise organization. This has brought sophistication in processes, state-of-art pharmaceutical IT infrastructure, the best practice supply chain management methodology, other know how and tools to the Chinese retail and distribution markets. China has one of the largest pharmaceutical markets, only after the United States, Europe and Japan. And the market is still rapidly growing. The pharmaceutical distribution market in medicine retail industry in recent years is changing towards oligarch monopoly.

         China today represents an over USD$55 billion market for pharmaceutical products and growing at a compound rate of over 20% a year. It has been predicted that China will become the world's fifth largest single pharmaceutical market by 2010. With such a fast-growing market segment and a huge population, simply getting pharmaceuticals to the patients and healthcare providers is becoming a daunting task. Chinese pharmaceutical distributors have an arduous task of supplying to 1.3 billion people residing over 9.6 million square kilometers. Distributing pharmaceuticals to more than 700 million people located in rural areas is especially difficult. In China, the term "medicines" broadly includes all products used in the diagnosis, treatment, or prevention of diseases. Drug distribution was rigorously controlled by the Chinese government. To ensure this control, state-owned distributors have monopolized the drug distribution sector for many years. Consequently, the expansion of Chinese pharmaceutical products has been closely linked to the evolution of the country's pharmaceutical distribution framework and change in the government's policies and reforms. Chinese pharmaceutical distributors are growing in the following directions:

o        Scale-up to achieve economies of scale,
o        Merging with domestic and foreign-owned companies,
o Narrowing their focus to specific geographic market or healthcare areas and, Enhancing modern logistics management.

         The Chinese pharmaceutical market is broken into the following segments:

o        Chemical Medicine          70%
o        Herbal Medicine            20%
o        Accessories                10%

         Ever increasing demand and a shortage of approved distributors has created a tremendous opportunity for a well organized company with a strong infrastructure to take a leadership position and reap significant benefits. This has created a significant growth potential for privately owned enterprises in the pharmaceutical industry and they are becoming a force in China's pharmaceutical distribution sector. To meet the demands and the acute shortage of pharmaceutical distribution networks, the central government has launched a state-supported pharmaceutical logistics and electronics trade system that has been put into operation in major cities across the China. Also the central government has launched a government policy of privatization of the medical manufacturing and the distribution sector. This has given an opportunity for acquisition of the government controlled entities at an extremely discounted price by private corporations. There is an unprecedented opportunity for growth at an exponential level for regional premier brand and well capitalized companies, with good IT and best practice infrastructure, by extending their reach to a national level via acquisition of these government owned entities

         Yongxin's website is www.nutradyneusa.com.

         DIGITAL LEARNING MANAGEMENT CORPORATION BUSINESS.

         We are a provider of enterprise e-learning solutions and related services to the education industry, government agencies and corporate clients. Our patented Virtual University Appliance ("VU Appliance") is a hardware and software package which incorporates our CourseMate Virtual University System.

         We operate post-secondary education training primarily in the business, information technology, and telecommunications trade fields, offering certificates, degrees and college credits through strategic partners. Revenues generated from these schools consist primarily of tuition and fees paid by students or their employers, generally from public universities and large corporations.

         The VU Appliance product, which was introduced by us in October 2004, is a pre-packaged, turn-key hardware and software solution designed to address the e-Learning needs of corporations and educational institutions. It is a comprehensive out-of-the-box virtual learning solution that allows customers to quickly create 100% web-based virtual learning environments. The platform allows customers to create, publish and deliver courseware for e-Learning in addition to managing their traditional classroom learning environment. We believe our success in the future lies in successfully marketing, selling and improving our VU Appliance product and related services. We intend to remain focused on further developing and adding to our intellectual property assets, utilizing our expertise to help the online learning initiatives of our customers with e-Learning systems solutions.

         NEW MANAGEMENT.

         The number of members of our Board of Directors is currently five. Under the Exchange Agreement, Yongxin will appoint nominees to serve as directors and officers after the closing of the exchange. Each director serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal.

         Yonxin has nominated the following individuals to serve as directors and officers, as applicable:

     o    Yongxin Liu - Chairman of the Board, Chief Executive Officer.
     o    Samuel Liu - Director, President, Chief Operating Officer.
     o    Yongkui Liu - Director, Vice President, Chief Financial Officer.
     o    Yongmei Wang - Director, Vice President, Treasurer.
     o    Umesh Patel - Vice President

         Each of these individuals has consented to serve as a director and officer, as the case may be, if the exchange is completed. Umesh Patel is a current director of Digital Learning.

         The background and experience of the nominees for directors and officers are as follows:

         Yongxin Liu (age 39). Yongxin Liu is a seasoned and well respected Chinese business executive. In 1994, after he graduate from Northeast Normal Uninventive, Mr. Liu worked as a General Manager of Yongxin medicine group. After 2001 Mr. Liu serves as Chairman & CEO of CYDM. He studied in Beijing University in 2003-2004. Yongxin Liu is not related to either Samuel Liu or Yongkui Liu.

         Samuel Liu (age 45). Samuel Liu is a senior manager in a large trading company (annul revenues over 300 million dollars) in America from 1986 - 1993. From 1994 - 2002 he was the president of a nutri-ceuticals manufacturer (annual revenues over 80 million dollars). Mr. Liu is active in founding, organizing and managing a number of foreign investment projects to China, and he counsels China companies in doing business in US, and in mergers with public companies in America. Mr. Liu has a Master of Arts degree from Beijing University, 1985. Samuel Liu is not related to either Yongxin Liu or Yongkui Liu.

         Yongkui Liu (age 37). Yongkui Liu started work as worked as a Deputy General Manager of Yongxin medicine group since 1993. In 2001, he became President & COO of CYDM. He was co-founder of CYDM. He studied in Beijing Renmin University in 2004-2006.

         Yongmei Wang (age 33). Yongxin Wang started work as Business Manager of CYDM since 1998.

         Umesh Patel (age 50). Mr. Patel has over 15 years experience in business development and sales. From 1990 to 2001, Mr. Patel served as the President of Tech Med Billing Services, where he was responsible for managing and projecting financials for the company. In 2001, Mr. Patel co-founded the School of I.T. Mr. Patel served as its Vice President and was responsible for marketing. Mr. Patel currently is President of Digital Learning Management Corporation.

         The description of the transactions contemplated by the Share Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange Agreement attached hereto as Exhibit "B".

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
            CONSENT TO THE EXECUTION OF THE SHARE EXCHANGE AGREEMENT.

                    CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD
                                  & SUBSIDIARY
                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2006
                                TABLE OF CONTENTS





Report of Independent Registered Public Accounting Firm                      F-2

Consolidated Balance Sheet                                                   F-3

Consolidated Statements of Income                                            F-4

Consolidated Statements of Cash Flows                                        F-5

Consolidated Statements of Stockholders' Equity                              F-6

Notes to Consolidated Financial Statements                            F-7 - F-14

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

The Board of Directors and Stockholders
Changchun Yongxin Dirui Medical Co., Ltd & Subsidiaries

We have audited the accompanying balance sheet of Changchun Yongxin Dirui Medical Co., Ltd & Subsidiary (the "Company") as of December 31, 2006, and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 an 2005, in conformity with US generally accepted accounting principles.

/S/ KABANI & COMPANY, INC.
--------------------------

Los Angeles, California
March 23, 2007

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2006

                                     ASSETS

CURRENT ASSETS:
          Cash and cash equivalents                                  $ 1,248,404
          Accounts receivable, net                                     2,668,505
          Other receivable, net                                          222,230
          Advances to employees                                           28,495
          Advances to suppliers                                        2,046,404
          Prepaid expenses                                               206,224
          Inventory                                                    3,405,048
                                                                     -----------
                  TOTAL CURRENT ASSETS                                 9,825,309

PROPERTY, PLANT & EQUIPMENT, NET                                       1,173,518
                                                                     -----------
                 TOTAL ASSETS                                        $10,998,827
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
          Accounts payable                                           $ 2,221,020
          Other payable                                                  133,599
          Loan payable                                                   358,176
          Loan from related party                                         36,418
          Accrued expenses                                               397,586
          Advances from customers                                         21,337
                                                                     -----------
                  TOTAL CURRENT LIABILITIES                            3,168,136

STOCKHOLDERS' EQUITY:
          Capital stock                                                1,827,805
          Other comprehensive income                                     336,004
          Retained earnings                                            5,666,882
                                                                     -----------
                  Total Stockholders' Equity                           7,830,691
                                                                     -----------
                 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $10,998,827
                                                                     ===========


              The accompanying notes are an integral part of these
                       consolidated financials statements

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                    2006                2005
                                                ------------       ------------

NET REVENUE                                     $ 39,982,388       $ 37,935,885
COST OF REVENUE                                   36,854,304         34,936,260
                                                ------------       ------------
                    Gross Profit                   3,128,084          2,999,626
                                                ------------       ------------

OPERATING EXPENSES
   Selling expense                                 1,301,260          1,142,676
   General and administrative expenses             1,658,528          1,036,053
                                                ------------       ------------
                    Total operating expenses       2,959,788          2,178,729
                                                ------------       ------------

INCOME FROM OPERATIONS                               168,297            820,896
                                                ------------       ------------

OTHER INCOME ( EXPENSE)
   Other income                                    1,662,249            858,113
   Other expenses                                    (19,349)           (27,735)
   Others net                                        (38,475)           (59,752)
                                                ------------       ------------
                                                   1,604,425            770,626
                                                ------------       ------------
NET INCOME                                         1,772,721          1,591,522

OTHER COMPREHENSIVE ITEM:
     Foreign Currency Translation Gain               221,898            114,106
                                                ------------       ------------
NET COMPREHENSIVE INCOME                        $  1,994,620       $  1,705,628
                                                ============       ============


              The accompanying notes are an integral part of these
                       consolidated financials statements


                      CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                                        2006              2005
                                                                    -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
              Net Income                                            $ 1,772,721       $ 1,591,522
              Adjustments to reconcile net income to net cash
                used in operating activities:
              Depreciation and amortization                             131,284           131,932
              (Increase) / decrease in assets:
                 Accounts receivable                                 (1,124,212)         (338,773)
                 Advances to employees                                   30,775           100,680
                 Other receivable                                      (168,754)           (4,033)
                 Advances to suppliers                               (1,971,782)            6,065
                 Prepaid expenses                                       (97,721)          (31,307)
                 Deferred assets                                             --           (34,668)
                 Inventory                                            2,611,412          (635,276)
              Increase / (decrease) in liabilities:
                 Accounts payable                                    (1,556,637)         (188,455)
                 Other payable                                           18,426            64,098
                 Accrued expense                                        218,092          (689,971)
                 Advances from customers                               (262,117)           (2,054)
                                                                    -----------       -----------
                      Total Adjustments                              (2,171,235)       (1,621,762)
                                                                    -----------       -----------
                     NET CASH USED IN OPERATING ACTIVITIES             (398,513)          (30,240)
                                                                    -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
              Purchase of property & equipment, net                    (255,894)         (518,703)
                                                                    -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
              Receipts of loan from third party                         351,204                --
              Receipts (repayment) of Loan from related party            41,044           (55,113)
              Contribution of share capital                                  --           610,230
                                                                    -----------       -----------
                     NET CASH PROVIDED BY FINANCING ACTIVITIES          392,248           555,117
                                                                    -----------       -----------

NET (DECREASE)/ INCREASE IN CASH AND CASH EQUIVALENTS                  (262,159)            6,175

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS             40,968            73,000
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE                          1,469,595         1,390,420
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS, ENDING BALANCE                           $ 1,248,404       $ 1,469,595
                                                                    ===========       ===========

SUPPLEMENTAL DISCLOSURES:
              Cash paid during the year for:
                   Interest paid                                    $        --       $        --
                                                                    ===========       ===========
                   Income tax paid                                  $        --       $        --
                                                                    ===========       ===========


                        The accompanying notes are an integral part of these
                                 consolidated financials statements

                                                F-4



                      CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                                                          OTHER                           TOTAL
                                      CAPITAL STOCK   COMPREHENSIVE     RETAINED      STOCKHOLDERS'
                                         AMOUNT           INCOME        EARNINGS         EQUITY
                                       ----------      ----------      ----------      ----------
 Balance December 31, 2004             $1,208,240      $       --      $2,302,639      $3,510,879

Contributed capital                       619,565              --              --         619,565

Foreing exchange translation gain              --         114,106              --         114,106

Net income for the year                        --              --       1,591,522       1,591,522

                                       ----------      ----------      ----------      ----------
 BALANCE DECEMBER 31, 2005              1,827,805         114,106       3,894,161       5,836,072

Foreing exchange translation gain              --         221,898              --         221,898

Net income for the year                        --              --       1,772,721       1,772,721

                                       ----------      ----------      ----------      ----------
 BALANCE DECEMBER 31, 2006             $1,827,805      $  336,004      $5,666,882      $7,830,691
                                       ==========      ==========      ==========      ==========



                             The accompanying notes are an integral part of these
                                      consolidated financials statements

                                                     F-5

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         NOTE 1 - ORGANIZATION

         Changchun Yongxin Dirui Medical Co, Inc. & Subsidiaries ("the Company"), was established in 1993. The Company operates the business of medicines wholesale, retail and third-party. The Company is located in Changchun City, Jilin Provincial.

         In 2004, Yongxin Medical established "Jilin provinceYongxin Chain Drugstore Ltd."(Hereinafter referred to Yongxin Drugstore) with an investment of RMB 2,500,000 (equivalent to $303,000) to focus on developing terminal network market. In July 2005, the company achieved the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and by now has developed 4 chains of "Meixino Yongxin". Until to October 2006, there have developed 11 retail chains in the name of Yongxin Drugstore which covers a large community inside Changchun city.


         NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION
         ---------------------

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Our functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars ($).

         FOREIGN CURRENCY TRANSLATION
         ----------------------------

         The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company maintains books and records in their functional currency, being the primary currency of the economic environment in which the operations are conducted. In general, the Company translates the assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders' equity

         USE OF ESTIMATES
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006



         RISKS AND UNCERTAINTIES
         -----------------------

         The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

         CASH AND CASH EQUIVALENTS
         -------------------------

         Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

         ACCOUNTS RECEIVABLE
         -------------------

         The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

         ADVANCES TO SUPPLIERS
         ---------------------

         The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

         PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 10 years. The building is computed using the straight-line method over useful live of 39 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

         IMPAIRMENT OF LONG-LIVED ASSETS
         -------------------------------

         The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2006 and 2005, there were no significant impairments of its long-lived assets used in operations.

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

         The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

         As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates

         REVENUE RECOGNITION
         -------------------

         Sale of goods

         Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

         INCOME TAXES
         ------------

         The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         FOREIGN CURRENCY TRANSACTIONS AND COMPREHENSIVE INCOME
         ------------------------------------------------------

         Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. During the years ended December 31 2006 and 2005 other comprehensive income includes translation gain of $221,898 and $114,106 respectively.

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         STATEMENT OF CASH FLOWS
         -----------------------

         In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

         SEGMENT REPORTING
         -----------------

         Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

         PRINCIPLES OF CONSOLIDATION
         ---------------------------

         The accompanying consolidated financial statements include the accounts of Changchun Yongxin Dirui Medical Co, Inc. and its 100% wholly-owned subsidiary Yongxin Chain Drugstore Ltd.". All significant inter-company accounts and transactions have been eliminated in consolidation.

         RECENTLY ISSUED ACCOUNTING STANDARDS
         ------------------------------------

         In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The management is currently evaluating the effect of this pronouncement on financial statements.

         In March 2006 FASB issued SFAS 156 `Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This
         Statement:

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

         1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

         2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

         3. Permits an entity to choose `Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:

         4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

         5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

         An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The management is currently evaluating the effect of this pronouncement on financial statements.

         In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

         In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

         a.       A brief description of the provisions of this Statement
         b.       The date that adoption is required
         c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

         The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

         In February of 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

         CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS
         ---------------------------------------------------

         Two customers purchased 19.95%, and 13.12% of the Company's materials for the year ended December 31, 2006. The accounts receivable balance from these parties amounted to $446,697 at December 31, 2006.

         The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

         NOTE 4- ACCOUNTS RECEIVABLE AND OTHER RECEIVABLE

         Accounts receivable as of December 31, 2006 consisted of the following:

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006



        Accounts receivables                                  $ 2,885,467
        Less: allowance for doubtful accounts                    (216,962)
                                                            ================
                                                              $ 2,668,505
                                                            ================

         Other receivable represents funds advances to third party for the amount of $222,230 as of December 31, 2006. The amount is interest free, unsecured, and payable on demand.

         NOTE 5- ADVANCES TO EMPLOYEES

         The Company made advances to employees amounting to $28,495 as of December 31, 2006. The amount is interest free, due on demand and unsecured.

         NOTE 6- ADVANCES TO SUPPLIERS

         The Company made advances to suppliers to purchase inventory. This amount represents the advances made by the Company to suppliers of $2,046,404 at December 31, 2006.

         NOTE 7- PREPAID EXPENSES

         The Company prepaid expenses as part of operations. As of December 31, 2006 prepaid expense amounting to $206,224.

         NOTE 8- INVENTORIES

         Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2006, inventory consisted of finished goods of $3,405,048.

         NOTE 9- PROPERTIES AND EOUIPMENT

         Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

         Office Equipment                                5 years

         Vehicles                                        5 years

         Computer Hardware and Software                  5 years

         Buildings                                   20-40 years

         The balance of Company property and equipment as of December 31, 2006 is summarized as follows:

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006



       Office Equipment                                           $    195,767
       Vehicles                                                        206,092
       Buildings                                                       973,088
       Computer software                                                77,081
                                                                  -------------
                                                                     1,452,028

       Less: Accumulated depreciation                                 (278,510)

                                                                  -------------
                                                                  $  1,173,518
                                                                  =============


         Depreciation expenses for the years ended December 31, 2006 and 2005 was $131,284 and $131,932 respectively.

         NOTE 10   ACCRUED EXPENSES

         Accrued expenses as of December 31, 2006 are summarized as follows:

         Accrued rent                                             $     48,154
         Other accruals                                                349,432
                                                                  -------------
                                                                  $    397,586
                                                                  =============

         NOTE 11 LOANS PAYABLE

         Loans from third party and loans from related party are temporary advances for working capital purpose and are interest free, unsecured and payable on demand.

         NOTE 12 COMMITMENTS

         a) Operating Leases

         The Company leases its offices and facilities under long-term, non-cancelable lease agreements expiring at various dates through April 4, 2010. The non-cancelable operating lease agreements provide that the Company pays certain operating expenses applicable to the leased premises according to the Chinese Law.

         The future minimum annual lease payments required under the operating leases are as follows:

        ------------------------------------------------------------------------
        Year Ending December                                       Payments
        2007                                                          414,972
        2008                                                          450,405
        2009                                                          370,895
        2010                                                          226,804
                                                           ====================
        Total future lease payments                        $        1,463,076
                                                           =====================

              CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD & SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


         NOTE 13 SHAREHOLDERS' EQUITY

         a) Registered capital and paid in capital:

         The registered capital is RMB 15,000,000 equivalent to $1,827,805 approximately.

         The registered and paid in capital of the Company as of December 31, 2006 are as follows:

          Liu YongXin                                      $     926,149
          Liu YongKui                                            901,656
                                                           --------------
                                   Total                   $   1,827,805
                                                           ==============


         NOTE 14 INCOME TAXES

         The company received income tax exemption from the People's Republic of China for the three year period ended December 31, 2006.


         NOTE 15 SUBSEQUENT EVENTS (UNAUDITED)

         On June 15, 2007, Digital Learning Management Corporation ("Digital") entered into an Amended Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the shareholders of Yongxin.

         In accordance with the Amended Exchange Agreement, and subject to certain preconditions to Closing, including the completion of an approximate 1:12 reverse split, appropriate shareholder consents, the filing of necessary disclosures with the Securities and Exchange Commission, and the settlement of certain debt, Digital agreed to issue 21,000,000 shares of newly issued common stock and 5 million shares of Series A Preferred Stock to the Yongxin shareholders or their designees, representing, immediately following closing, 79% of the total issued and outstanding shares of common stock and voting rights of approximately 85% of the total voting rights of the Company.

         Digital would remain a wholly owned operating subsidiary of the Company following Closing. As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place in July, 2007.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2007
                                TABLE OF CONTENTS







Unaudited Consolidated Balance Sheet
As of March 31, 2007                                                        F-15

Unaudited Consolidated Statements of Income
For the three month periods ended March 31, 2007 and 2006                   F-16

Unaudited Consolidated Statements of Cash Flows
For the three month periods ended March 31, 2007 and 2006                   F-17

Notes to Unaudited Consolidated Financial Statements                 F-18 - F-24

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2007
                                   (UNAUDITED)

                                     ASSETS
                                     ------

CURRENT ASSETS:
          Cash and cash equivalents                                  $ 2,011,303
          Accounts receivable, net                                     4,830,488
          Other receivable, net                                          168,843
          Advance to suppliers                                         1,718,425
          Prepaid expenses                                               157,497
          Inventory                                                    3,950,687
                                                                     -----------
                  TOTAL CURRENT ASSETS                                12,837,243

PROPERTY, PLANT & EQUIPMENT, NET                                       1,142,610
                                                                     -----------
                                                                     $13,979,853
                                                                     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
          Accounts payable                                           $ 3,579,306
          Accrued expenses                                               819,396
          Other payable                                                  109,460
          Customer deposits                                               21,565
          Short-term loan                                                905,072
                                                                     -----------
                  TOTAL CURRENT LIABILITIES                            5,434,800

STOCKHOLDERS' EQUITY:
          Capital stock                                                1,827,805
          Other comprehensive income                                     421,549
          Accumulated profit                                           6,295,698
                                                                     -----------
                  TOTAL STOCKHOLDERS' EQUITY                           8,545,053
                                                                     -----------
                                                                     $13,979,853
                                                                     ===========

          The accompanying notes are an integral part of this unaudited consolidated financial statements

            CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
            FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2007 AND 2006
                                   (UNAUDITED)

                                                     2007               2006
                                                ------------       ------------
NET REVENUES                                    $ 10,076,930       $  7,060,072
COST OF GOODS SOLD                                 8,497,963          6,525,163
                                                ------------       ------------
     Gross profit                                  1,578,967            534,909
                                                ------------       ------------

OPERATING EXPENSES:
     Selling expenses                                389,088            268,090
     General and administrative expenses             330,873             79,432
                                                ------------       ------------
       Total operating expenses                      719,961            347,522
                                                ------------       ------------

INCOME FROM OPERATIONS                               859,006            187,387
                                                ------------       ------------

OTHER INCOME (EXPENSE):
    Other income                                     142,170            313,332
    Other expense                                    (20,184)           (16,022)
    Interest income (expense)                        (30,559)               612
                                                ------------       ------------
                   Total other income                 91,427            297,922
                                                ------------       ------------

INCOME BEFORE INCOME TAX                             950,433            485,310

PROVISION FOR INCOME TAX                             321,616                 --
                                                ------------       ------------
NET INCOME                                           628,817            485,310

OTHER COMPREHENSIVE ITEM:
   Foreign exchange translation gain                  85,545             55,980
                                                ------------       ------------
NET COMPREHENSIVE INCOME                        $    714,362       $    541,290
                                                ============       ============

         The accompanying notes are an integral part of these unaudited consolidated financial statements


                      CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD. AND SUBSIDIARY
                                CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2007 AND 2006
                                             (UNAUDITED)

                                                                        2007              2006
                                                                    -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income                                                    $   628,817       $   485,310
      Adjustments to reconcile net income to net cash
        provided by operating activities:
      Depreciation and amortization                                      43,440            28,937
      (Increase) / decrease in current assets:
         Accounts receivable                                         (2,128,841)         (140,251)
         Other receivable                                                84,404          (425,413)
         Advances to suppliers                                          349,263          (205,318)
         Prepaid expenses                                                50,839            35,902
         Deferred assets                                                     --           (25,860)
         Inventory                                                     (507,953)          552,270
      Increase / (decrease) in current liabilities:
         Accounts payable                                             1,331,619           482,953
         Other payable                                                  (25,523)          351,261
         Accrued expense                                                 55,183           144,578
         Tax payble                                                     361,482          (199,040)
         Customer deposits                                                   --          (216,403)
                                                                    -----------       -----------
             NET CASH PROVIDED BY OPERATING ACTIVITIES                  242,731           868,926
                                                                    -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
              Payment on purchase of property & equipment                    --          (445,519)
                                                                    -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
              Receipt of Loan from bank                                 903,189                --
              Repayment of loan payable to third party                 (361,276)               --
              Receipt of (payment to) related party                     (36,734)           94,357
                                                                    -----------       -----------
                     NET CASH PROVIDED BY FINANCING ACTIVITIES          505,180            94,357
                                                                    -----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                               747,911           517,764

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS             14,988          (167,432)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE                          1,248,404         1,469,595
                                                                    -----------       -----------

CASH AND CASH EQUIVALENTS, ENDING BALANCE                           $ 2,011,303       $ 1,819,927
                                                                    ===========       ===========

SUPPLEMENTAL DISCLOSURES:
                   Interest paid                                    $    13,208       $        --
                                                                    ===========       ===========
                   Income tax paid                                  $        --       $        --
                                                                    ===========       ===========

                   The accompanying notes are an integral part of these unaudited consolidated financial statements

                                                F-17

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


NOTE 1 - ORGANIZATION

Changchun Yongxin Dirui Medical Co, Inc. & Subsidiaries ("the Company" or "We")), was established in 1993. The Company operates the business of medicines wholesale, retail and third-party. The Company is located in Changchun City, Jilin Provincial.

In 2004, Yongxin Medical established "Jilin provinceYongxin Chain Drugstore Ltd."(Hereinafter referred to Yongxin Drugstore) with an investment of RMB 2,500,000 (equivalent to $303,000) to focus on developing terminal network market. In July 2005, the company achieved the franchise right in Jilin province from American Medicine Shoppe (Meixin International Medical Chains) and by now has developed 4 chains of "Meixino Yongxin". Up until October 2006, 11 retail chains have been established in the name of Yongxin Drugstore which covers a large community inside Changchun city.


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UNAUDITED INTERIM FINANCIAL INFORMATION
---------------------------------------

The consolidated interim financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring nature, which, in the opinion of management, are necessary for fair presentation of the information contained herein. It is suggested that these consolidated financial statements be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2006. Results of operations for the interim periods are not indicative of annual results.

PRINCIPLES OF CONSOLIDATION
---------------------------

The accompanying consolidated financial statements include the accounts of Changchun Yongxin Dirui Medical Co, Inc. and its 100% wholly-owned subsidiary Yongxin Chain Drugstore Ltd. All significant inter-company accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


RISKS AND UNCERTAINTIES
-----------------------

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

REVENUE RECOGNITION
-------------------

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

LOCAL PRC INCOME TAX
--------------------

The Company is subject to People's Republic of China ("PRC") Enterprise Income Tax at a rate of 33% on the net income.

FOREIGN CURRENCY TRANSACTIONS AND COMPREHENSIVE INCOME
------------------------------------------------------

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan. During the period ended March 31 2007 and 2006, the consolidated statements of income includes foreign exchange translation gain of $85,545 and $55,980 respectively.

RECENTLY ISSUED ACCOUNTING STANDARDS
------------------------------------

In September 2006, FASB issued SFAS 157 `Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 `Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans--an amendment of FASB Statements No. 87, 88, 106, and 132(R)' This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007

reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.       A brief description of the provisions of this Statement
b.       The date that adoption is required
c. The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In February of 2007 the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities--including an amendment of FASB Statement No. 115." The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The management is currently evaluating the effect of this pronouncement on financial statements.

In March 2007, the Emerging Issues Task Force ("EITF") reached a consensus on issue number 06-10, "Accounting for Deferred Compensation and Postretirement Benefit Aspects of Collateral Assignment Split-Dollar Life Insurance Arrangements," ("EITF 06-10"). EITF 06-10 provides guidance to help companies determine whether a liability for the postretirement benefit associated with a collateral assignment split-dollar life insurance arrangement should be recorded in accordance with either SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (if, in substance, a postretirement benefit plan exists), or Accounting Principles Board Opinion No. 12 (if the arrangement is, in substance, an individual deferred compensation contract). EITF 06-10 also provides guidance on how a company should recognize and measure the asset in a collateral assignment split-dollar life insurance contract. EITF 06-10 is effective for fiscal years beginning after December 15, 2007 (Novell's fiscal 2008), though early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS
---------------------------------------------------

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4- ACCOUNTS RECEIVABLE

Accounts receivable as of March 31, 2007 consisted of the following:




        Accounts receivables                                      $  5,123,635
        Less: allowance for doubtful accounts                         (293,147)
                                                                  ------------
                                                                  $  4,830,488
                                                                  ============

NOTE 5- OTHER RECEIVABLES

As of March 31, 2007, the Company had $168,843 other receivables, including $2,847 advance to employees, $118,248 receivables from other individuals, and $47,748 from outside companies. These receivables are interest free, unsecured, and due on demand.


NOTE 6- ADVANCES TO SUPPLIERS

The Company made advances to suppliers to purchase inventory. This amount represents the advances paid by the Company to suppliers of $ 1,718,425 at March 31, 2007.


NOTE 7- PREPAID EXPENSES

The balance of Company prepaid expenses as of March 31, 2007 is $157,497. This amount represents prepaid insurance, rent and other operating expenses.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


NOTE 8- INVENTORIES

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of March 31, 2007, inventory consisted of finished goods of $3,950,687.


NOTE 9- PROPERTIES AND EOUIPMENT

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:


Office Equipment                          5 years

Vehicles                                  5 years

Computer Hardware and Software            5 years

Buildings                             20-40 years

The balance of Company property and equipment as of March 31, 2007 is summarized as follows:


       Office Equipment                                           $    804,190
       Vehicles                                                        212,635
       Buildings                                                       380,405
       Computer software                                                60,433
                                                                  -------------
                                                                     1,447,663

       Less: Accumulated depreciation                                 (315,053)
                                                                  -------------
       Property and equipment, net                                $  1,142,610
                                                                  =============


Depreciation expenses were $43,440 and $28,937 for the three month periods ended March 31, 2007 and 2006, respectively.


NOTE 10 SHORT-TERM LOAN

The Company has a loan outstanding amount of $905,072 at March 31, 2007. The Company obtained this loan from Changchun Erdaohe District Ruifeng Rural Credit Union ("Credit Union") in the amount of 7million RMB ($905,072 approx.) with one-year term started on January 26, 2007. The loan has an annual interest rate of 9.18%. The loan was secured by the Company's properties through a Mortgage Agreement between the Company and Credit Union.

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007


NOTE 11 ACCOUNTS PAYABLE

The Company has accounts payable related to the purchase of inventory. This amount represents the accounts payable by the Company to the suppliers of $3,579,306 at March 31, 2007.


NOTE 12   ACCRUED EXPENSES AND OTHER PAYABLE

The other payable represents the deposits made by the sales representatives and sales distributors for the right to sale products for the Company. As of March 31, 2007, the other payable amounted to $109,460.

Accrued expense included the accrued interest, accrued rent and tax payable totaling $819,396 as of March 31, 2007.


NOTE 13 COMMITMENTS

a) Operating Leases

The Company leases its offices and facilities under long-term, non-cancelable lease agreements expiring at various dates through April 4, 2010. The non-cancelable operating lease agreements provide that the Company pays certain operating expenses applicable to the leased premises according to the Chinese Law.

The future minimum annual lease payments required under the operating leases are as follows:
        ------------------------------------------------------------------------
        Year Ending December                                     Payments
        2007                                                           414,972
        2008                                                           450,405
        2009                                                           370,895
        2010                                                           226,804
        Total future lease payments                          $       1,463,076
                                                             -------------------



NOTE 14 SHAREHOLDERS' EQUITY

a) Registered capital and paid in capital:

The registered capital is RMB 15,000,000 equivalent to $1,827,805 approximately.

The registered and paid in capital of the Company as of March 31, 2007 are as follows:

             CHANGCHUN YONGXIN DIRUI MEDICAL CO., LTD AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007






          Liu YongXin                                        $       926,149
          Liu YongKui                                                901,656
                                                             -----------------
                                 Total                       $     1,827,805
                                                             =================


NOTE 15 SUBSEQUENT EVENTS


On June 15, 2007, Digital Learning Management Corporation ("Digital") entered into an Amended Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the shareholders of Yongxin.

In accordance with the Amended Exchange Agreement, and subject to certain preconditions to Closing, including the completion of an approximate 1:12 reverse split, appropriate shareholder consents, the filing of necessary disclosures with the Securities and Exchange Commission, and the settlement of certain debt, Digital agreed to issue 21,000,000 shares of newly issued common stock and 5 million shares of Series A Preferred Stock to the Yongxin shareholders or their designees, representing, immediately following closing, 79% of the total issued and outstanding shares of common stock and voting rights of approximately 85% of the total voting rights of the Company.

Digital would remain a wholly owned operating subsidiary of the Company following Closing. As a result of the numerous preconditions to Closing, a Closing date has not been set, although, it is anticipated that such closing will take place in July, 2007.

FEDERAL SECURITIES LAW CONSEQUENCES
-----------------------------------

         All shares of our common stock that Yongxin Stockholders will receive in the exchange will be restricted securities under the Securities Act of 1933, as amended, and will be issued in reliance on an exemption from registration under Section 4(2) and Regulation 506 under the Securities Act, based in part on the representations and warranties made by the Stockholders in the Share Exchange Agreement. The Stockholders do not have any registration rights with respect to the shares of our common stock which they receive in, or as a consequence of, this exchange, although there is no assurance that such rights may not be granted with respect to certain of such shares in the future. Accordingly, they may sell their shares only in accordance with the requirements under Rule 144 of the Securities Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

         The following table sets forth as of June 19, 2007, the number of outstanding common shares of the Company beneficially owned by (i) each person known to the Company to beneficially own more than 5% of its outstanding common shares, (ii) each director, (iii) each nominee for director, (iv) each executive officer, and (v) all executive officers and directors as a group.
The number of shares of Common Stock outstanding as of May 1, 2007 was 65,862,072.


Name                                  Shares                     Percentage
----                                  ------                     ----------

Umesh Patel(1)                      18,820,558(1)                  25.92%
Craig Nagasugi(2)                    1,650,000                      2.27%
Al Jinnah(3)                         3,306,117                      4.55%
Gregory Frazer(4)                       50,000                      0.07%
Khalid Sheik(4)                         50,000                      0.07%

Officers and Directors              23,876,675                     32.88%
as a group (5 persons)

(1) President, Chief Financial Officer and Chairman. Includes options to purchase 42,750 shares of common stock, all of which are held by the Patel Family Trust.
(2) Chief Executive Officer
(3) Director and Secretary
(4) Director

INDIVIDUAL COMPENSATION ARRANGEMENTS

         NONE

OUTSTANDING SECURITIES AND VOTING RIGHTS

         As of June 19, 2007, the Company had authorized: (1) 75 Million shares of common stock, $0.001 par value, 65,862,072 of which were issued and outstanding, and (2) 5 million shares of blank check preferred stock, $0.001 par value, none of which were issued or outstanding.

         Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of Stockholders. Under Delaware law, any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The proposals require the affirmative vote or written consent of the holders of a majority of the Company's outstanding common stock.

STOCKHOLDERS' RIGHTS

         The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Proxy Statement. Delaware law does not require that the proposed action be approved by a majority of the disinterested stockholders or provide for the rights of appraisal. Holders of the common stock of record as of June 19, 2007 ("Record Date") are entitled to submit their consent to the Board of Directors resolutions described in this Proxy Statement,

         Whether or not stockholders submit consents will not affect their rights as stockholders regarding the proposed stockholder action by written consent that approves the resolution of the Board of Directors being adopted. Other stockholders, who desire to submit their consents must do so by __________, 2007, in writing to the Company's corporate office, attention:
Secretary of the Corporation. Once submitted, said consents will be irrevocable. A total of 65,862,072 outstanding shares of common stock, as of the Record Date will be entitled to vote on the Company's proposed action described herein.

         Pursuant to Section 228 of the Delaware General Corporation Law, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company's stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

NO DISSENTERS' RIGHTS

         We are distributing this Proxy Statement to our stockholders in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No dissenters' rights under the Delaware General Corporation Law are afforded to the our stockholders as a result of the actions proposed in this Information Statement.

         A copy of the Certificate of Amendment effecting the reverse stock split and the name change, in substantially the form to be filed with the Secretary of State of Delaware, is attached to this Information Statement as Exhibit "A".

OTHER ACTION

         No other action was taken or authorized by the stockholders' written consent to corporate action to which this Information Statement pertains.

COSTS OF PROXY STATEMENT

         This Proxy Statement has been prepared by us and our Board of Directors. We will bear the costs of distributing this Proxy Statement to stockholders, including the expense of preparing assembling, printing and mailing the Proxy Statement. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement and related materials to stockholders. We may pay for and use the services of other individuals or companies not regularly employed by us in connection with the distribution of this Information Statement if our Board of Directors determines that this is advisable.

ADDITIONAL INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Room 1580, 100 F Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC website at www.sec.gov. Stockholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary in writing at 680 Langsdorf Drive, Suite 203 Fullerton, California, 92831 or by calling 714-870-4539.

SHAREHOLDER PROPOSALS

         Shareholders of our Company may submit proposals to be considered for shareholder action at the next shareholders meeting if they do so in accordance with applicable regulations of the SEC and the laws of the State of Delaware. In order to be considered for inclusion in the Company's next Proxy Statement, our Chief Executive Officer must receive proposals no later than __________, 2007. Shareholder proposals should be addressed to Digital Learning Management Corporation at 680 Langsdorf Drive, Suite 203 Fullerton, California, 92831.


         By Order of the Board of Directors

          /s/ Umesh Patel
         -----------------------------
         Umesh Patel, President, Chairman

                     DIGITAL LEARNING MANAGEMENT CORPORATION

                   CONSENT SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS TO BE MAILED ON OR ABOUT _________, 2007

         The undersigned, a shareholder of Digital Learning Management Corporation (the "Company"), does hereby consent to the adoption of the following resolution and to the taking of any action required or permitted thereby.

         The shares represented by this Consent will be voted only if this Consent is properly executed and timely returned. In that event, such shares will be voted in the manner directed herein. If no direction is made on how you desire your shares to be voted, the Company will vote your shares "FOR" the proposal.

                                (PROPOSAL NO. 1)
          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOLLOWING:

         Resolved, that the Company effect a reverse split of the Company's common stock in a ratio of one (1) new share for every 11.97492 existing shares of common stock, with no change to the authorized shares of common stock of the Company.

         FOR [ ]           AGAINST  [ ]              WITHHOLD  [ ]


                                (PROPOSAL NO. 2)
          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOLLOWING:

         Resolved, that the Company amend its Articles of Incorporation to effect a reverse split of its common stock, par value $.001 per share, of one for 11.97492 with the number of shares of common stock, with no change to the authorized shares of common stock of the Company and to change its name from "Digital Learning Management Corporation" to "Nutradyne Group, Inc."

         FOR [ ]           AGAINST  [ ]              WITHHOLD  [ ]

                                (PROPOSAL NO. 3)
          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE FOLLOWING:

         Resolved, that the Company To enter into the Share Exchange Agreement with Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin") and all of the stockholders of Yongxin.

         FOR [ ]           AGAINST  [ ]              WITHHOLD  [ ]

         NOTE: As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

PLEASE MARK, SIGN AND DATE THIS CONSENT CARD AND PROPERLY RETURN IT USING THE ENCLOSED ENVELOPE.

Number of Shares Owned: _________________________________

Dated: ________________, 2007

Signature: ________________________________
         Name: _____________________________________
         Address: __________________________________

Dated: ________________, 2007

Signature:  _____________________________________
         Name:    __________________________________
         Address:  ________________________________

TO BE EFFECTIVE, THIS CONSENT MUST BE SIGNED AND DATED, AND RECEIVED AT THE OFFICES OF THE COMPANY ON OR BEFORE ____________, 2007, UNLESS THE COMPANY AGREES TO EXTEND SUCH DATE.

                                   EXHIBIT "A"

                                STATE OF DELAWARE

                            CERTIFICATE OF AMENDMENT
                                       to
                          CERTIFICATE of INCORPORATION
                                       of
                     DIGITAL LEARNING MANAGEMENT CORPORATION
                     ---------------------------------------

         FIRST: That the Board of Directors of Digital Learning Management Corporation (the "Corporation") by Written Consent to Action by the Board of Directors without a Meeting dated December 21, 2006, and pursuant to the written consents of stockholders owning a majority of the Corporation's issued and outstanding common shares on ____________, 2007, adopted resolutions setting forth amendments to the Certificate of Incorporation of the Corporation as heretofore described (the "Amendment").

The resolutions setting forth the proposed amendments are as follows:

         Resolved, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered "Article I" so that, as amended, said Article shall be amended to read as follows:

                  ARTICLE I: "The name of the corporation shall be Nutradyne
                             Group, Inc."

         Resolved, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered "Article IV" so that, as amended, said Article shall be amended to add the following provision:

                  ARTICLE IV:

                           (a) Each 11.97492 shares of Common Stock outstanding
at 9:00 a.m. on the effective date, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $0.001 per share. There shall be no fractional shares. Odd lots shall be rounded up.

         SECOND: All other provisions of Article IV, including, but not limited to, the authorized shares of common and preferred stock, shall remain unchanged.

         THIRD: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to the proposal to amend the Certificate of Incorporation as set forth herein in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the proposal and enactment of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Fifth: The effective date shall be ________, 2007.


By:  ____________________________
President, Chairman

Name: Umesh Patel

                                   EXHIBIT "B"

                        AMENDED SHARE EXCHANGE AGREEMENT

         THIS AMENDED SHARE EXCHANGE AGREEMENT, dated as of the [__] day of June, 2007 (the "Agreement"), by and among Digital Learning Management Corporation., a Delaware corporation (the "Company"); Changchun Yongxin Dirui Medical Co., Ltd, a China corporation ("Yongxin"); and all of the shareholders of Yongxin, each of whom has executed a counterpart signature page to this Agreement (each, a "Shareholder" and collectively, the "Shareholders"). The Company, Yongxin and the Shareholders are collectively referred to herein as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, the Shareholders own all of the issued and outstanding capital of Yongxin (the "Yongxin Shares"), which in turn wholly owns Jilin procinceYongxin Chain Drugstore Ltd, a company formed under the laws of the People's Republic of China (the "Subsidiary").

         WHEREAS, the Company desires to acquire from Shareholders, and Shareholders desire to sell to the Company, the Yongxin Shares in exchange for the issuance by the Company of an aggregate of 21,000,000 shares of Company Common Stock and 5,000,000 shares of the Company Preferred Stock (the "Company Shares") (post Roll Back) to the Shareholders and/or their designees on the terms and conditions set forth herein (the "Exchange").

         WHEREAS, after giving effect to the Exchange, and the Roll Back (as each is described herein), there will be approximately 26,500,001 shares of Company Common Stock issued and outstanding, 3,500,000 shares set aside for issuance upon conversion of debt, 30,000,001 shares set aside for conversion of the Series A Convertible Preferred Stock and 75,000,000 shares of Common Stock authorized.

         WHEREAS, the parties intend, by executing this Agreement, to implement a tax-deferred exchange of property governed by Section 351 of the United States Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  THE EXCHANGE

         1.1 THE EXCHANGE. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

                  (a) the Company shall issue and deliver to the Shareholders and/or their designees the number of authorized but unissued shares of Company Common Stock and Company Preferred Stock set forth opposite their and/or their designee's names set forth on SCHEDULE 1.1(a) hereto or pursuant to separate instructions to be delivered prior to Closing, and

                  (b) each share of Company Preferred Stock shall be convertible into Company common shares and have the rights and preferences as set forth in the attached Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock, and

                  (c) Each Yongxin Shareholder agrees to contribute, transfer, assign and convey at Closing all of their Yongxin Shares to the Corporation, together with all other rights, claims and interests he or she may have with respect to Yongxin or its respective assets, and all claims he may have against its officers and directors, including, but not limited to, all rights to unpaid dividends and all claims and causes of action arising from or in connection with the ownership of Yongxin Shares or its issuance, excluding any right, claim or interest of same arising under this Agreement or in connection with the transaction contemplated by this Agreement. Each Yongxin Shareholder shall deliver to Yongxin all of his evidence of ownership representing the Yongxin Shares, together with legally valid transfer authority therefore, duly executed in blank, to be held by Yongxin for delivery at Closing.

         1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place upon satisfaction or waiver by the appropriate parties of all conditions precedent, at the offices of Legal & Compliance LLC on or before [_________], 2007 (the "Closing Date") at 3:00 p.m. Pacific Time, or at such place and time as mutually agreed upon by the parties hereto.

         1.3 EFFECTIVE TIME. The Exchange shall become effective (the "Effective Time") at such time as all of the conditions to set forth in Article VII hereof have been satisfied or waived by the Parties hereto.

         1.4 TAX CONSEQUENCES. It is intended by the parties hereto that for United States income tax purposes, the contribution and transfer of the Yongxin Shares by the Shareholders to the Company in exchange for Company Shares constitutes a tax-deferred exchange within the meaning of Section 351 of the Code.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Yongxin and the Shareholders each of which the Corporation represents to be true and correct on the date hereof and (except as the Corporation may notify Yongxin in writing prior to the Closing) shall be deemed made again as of the Closing and represented by the Corporation to be true and correct at the time of the Closing:

         2.1 DUE ORGANIZATION AND QUALIFICATION; DUE AUTHORIZATION.

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Corporation has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company. Accurate, current and complete copies of the Articles of Incorporation and Bylaws of the Corporation are attached hereto as SCHEDULE 2.1(a).

                  (b) The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity except its subsidiaries a list of which are set forth on
SCHEDULE 2.1(b).

                  (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         2.2 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation, as amended, or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company,
(iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         2.3 CAPITALIZATION. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 80,000,000 shares of which 75,000,000 , have been designated as Company Common Stock $.001 par value and 5,000,000 shares have been designed as authorized Series A Convertible Preferred stock. As of the date hereof, there are 65,862,072 shares of Company Common Stock issued and outstanding. As of the date immediately proceeding the Exchange, and taking into account the proposed reverse split and anticipated share issuances, there will be 5,500,001 shares of the Company Common Stock issued and outstanding and an additional 3,500,000 shares set aside for issuance upon conversion of debt. All of the outstanding shares of Company Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders. As of the date hereof, there are 754,000 warrants of which 704,000 are exercisable at $0.12 per share and 50,000 are exercisable at $3.00 per share and 160,000 options of which 110,000 are exercisable at $0.388 per share and 50,000 are exercisable at $1.00 per share, outstanding. There is no outstanding voting trust agreement or other contract, agreement, arrangement, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

         2.4 FINANCIAL STATEMENTS. Available for review on the Securities and Exchange Commission, EDGAR system are the (i) balance sheet of the Company at December 31, 2005, and the related statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year then ended, including the notes thereto, as audited by Kabani & Company, Inc., independent registered public accounting firm and (ii) unaudited balance sheet of the Company at March 31, 2007, and the related statements of operations, and cash flows for the nine month period then ended (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

         2.5 No Assets or Liabilities. Except as set forth on the Financial Statements and as incurred in the ordinary course of business, or for those not incurred in the ordinary course of business as set forth on Schedule 2.5 hereto, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

         2.6 Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

         2.7 INDEBTEDNESS; CONTRACTS; NO DEFAULTS. Except as otherwise disclosed, the Corporation's periodic reports available on the EDGAR filing system contain an accurate, current and complete list and description of each contract and agreement, whether written or oral ("Contract"), (other than this Agreement) to which the Corporation is a party or by which the Corporation or any of its assets are bound. An accurate, current and complete copy of each Contract has been or will be made available to Yongxin for inspection and copying. No claim of breach of contract, tort, product liability or other claim, contingent or otherwise, has been asserted or threatened against the Corporation nor, to the best of the Corporation's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against the Corporation. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

         2.8 OFFERS. Other than in the normal daily operations, there are no outstanding offers, bids, proposals or quotations made by the Corporation which, if accepted, would create a Contract with the Corporation.

         2.9 REAL PROPERTY. The Company does not own or lease any real property.

         2.10 COMPLIANCE WITH LAW. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws. The Corporation has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where the Corporation has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by the Corporation, and no polychlorinated biphenyls are used or stored at any property owned or leased by the Corporation.

         2.11 PERMITS AND LICENSES. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

         2.12 LITIGATION. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. Except as disclosed on Schedule 2.12 hereto, there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company except as set out in schedule IV. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         2.13 INSURANCE. The Company does not currently maintain any form of insurance.

         2.14 PATENTS; TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS. The Company does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

         2.15 SECURITIES LAW COMPLIANCE. The Company has complied with all of the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), and has complied with all applicable blue sky laws.

         2.16 OFFICERS, DIRECTORS, AGENTS, ETC. Umesh I Patel, Gregory Frazer, Khalid Sheikh, Al Jinnah and Craig Nagasugi are the sole officers and directors of the Corporation. Umesh Patel and Craig Nagasugi have employment agreements.

         2.17 LABOR MATTERS. The Corporation is not a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreements other than those particular employment agreements with Umesh Patel and Craig Nagasugi. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against the Corporation arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

         2.18 BOOKS AND RECORDS. The Corporation's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of the Corporation's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which the Corporation is or was a party or by which the Corporation or any of its assets are or were affected.

         2.19 CONSENTS. The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

         2.20 IMPROPER PAYMENTS. Neither the Corporation, nor any of its current or former shareholders, directors, officers or employees or agents, nor any person acting on behalf of the Corporation, has, directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or assets of the Corporation were donated, lent or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. The Corporation has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the Corporation's books and records, or which account was not listed, titled or identified in the name of the Corporation.

         2.21 FULL DISCLOSURE. All the representations and warranties made by the Corporation herein or in any Schedule, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by the Corporation, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF YONGXIN

         Yongxin and the Shareholders severally represent and warrant to the Company each of which Yongxin and the Shareholders represents to be true and correct on the date hereof and (except as Yongxin and the Shareholders may notify the Corporation in writing prior to the Closing) shall be deemed made again as of the Closing and represented by Yongxin and the Shareholders to be true and correct at the time of the Closing:

         3.1 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES, DUE
AUTHORIZATION.

                  (a) Yongxin is a corporation duly incorporated, validly existing and in good standing under the laws of the China, with full corporate power and authority to own, lease and operate its business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. Yongxin is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Yongxin. Yongxin has the full power and authority to conduct the business in which it will engage upon completion of the transaction contemplated herein.

                  (b) Yongxin does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than the Subsidiary. The Subsidiary is wholly owned by Yongxin , free and clear of all liens. There is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Yongxin to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of Yongxin or the Subsidiary.

                  (c) Yongxin has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Yongxin has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Yongxin, enforceable against Yongxin in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         3.2 NO CONFLICTS OR DEFAULTS. The execution and delivery of this Agreement by Yongxin and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of Yongxin or any of the Subsidiaries, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Yongxin or any of the Subsidiaries is a party or by which Yongxin or any of the Subsidiaries or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Yongxin or any of the Subsidiaries, (iii) terminate or give any parry the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which Yongxin is a party or by which Yongxin or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Yongxin is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

         3.3 CAPITALIZATION. The authorized capital stock of Yongxin immediately prior to giving effect to the transactions contemplated hereby consists of $1,827,805 registered capital. Except as set forth herein, all of the registered capital of Yongxin is duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to Yongxin Shares, will not be transferred in violation of any rights of third parties. The Yongxin Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Yongxin to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for common shares. All of the Yongxin Shares are owned of record and beneficially by the Shareholders free and clear of any liens, claims, encumbrances, or restrictions of any kind.

         3.4 TAXES. Yongxin has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Yongxin and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Yongxin such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in 3.4 of the Disclosure Schedule, no extension for the filing of any such return or report is currently in effect. Except as indicated in Item 3.4 of the Disclosure Schedule, no tax return or tax return liability of Yongxin has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Item 3.4 of the Disclosure Schedule, Yongxin has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending for past due Taxes. Except as indicated in Item 3.4 of the Disclosure Statement, all payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Yongxin have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Yongxin and in the Yongxin Financial Statements.

         3.5 FINANCIAL STATEMENTS. Item 3.5 of the Disclosure Schedule to this Agreement, includes copies the (i) balance sheet of the Company at December 31, 2006, and the related statements of operations, stockholders' equity (deficit) and cash flows for the fiscal year then ended, including the notes thereto, as audited by Kabani & Company, independent registered public accounting firm (the "Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. The Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

         3.6 CONDUCT SINCE DATE OF BALANCE SHEET. Except as otherwise set forth herein), none of the following has occurred since the date of the Balance Sheet:

                  (a) Any material adverse change in the financial condition, obligations, capitalization, business, prospects or operations of Yongxin, nor are there any circumstances known to Yongxin which might result in such a material adverse change or such an effect;

                  (b) Any increase of indebtedness of Yongxin other than in the ordinary course of business;

                  (c) Any settlement or other resolution of any dispute or proceeding other than in the ordinary course of business;

                  (d) Any cancellation by Yongxin, without payment in full, of any obligation to Yongxin of any shareholder, director, officer or employee of Yongxin (or any member of their respective families), or any entity in which any shareholder, director or officer of Yongxin (or any member of their respective families) has any direct or indirect interests;

                  (e) Any obligation incurred by Yongxin other than in the ordinary course of business;

                  (f) Any payment, discharge or satisfaction of any obligation or judgment, other than in the ordinary course of business; or

                  (i) Any agreement obligating Yongxin to do or take any of the actions referred to in this Section 3.5 outside the ordinary course of business.

         3.7 Compliance with Law. Yongxin and the Subsidiary are conducting their respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Neither Yongxin nor the Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement. Yongxin has not generated any hazardous wastes or engaged in activities which are or could be interpreted to be potential violations of laws or judicial decrees in any manner regulating the generation or disposal of hazardous waste. There are no on-site or off-site locations where Yongxin has stored, disposed or arranged for the disposal of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products; there are no underground storage tanks located on property owned or leased by Yongxin.

         3.8 LITIGATION.

                  (a) There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting Yongxin or any of the Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof;

                  (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting Yongxin or any of the Subsidiaries; and

                  (c) neither Yongxin nor the Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

         3.9 CONSENTS. The execution, delivery and performance by Yongxin of this Agreement and the consummation by Yongxin of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

         3.10 CONTRACTS. An accurate, current and complete copy of each material Contract has been furnished to the Corporation.

         3.11 OFFERS. There are no outstanding offers, bids, proposals or quotations made by Yongxin which, if accepted, would create a Contract with Yongxin.

         3.12 OFFICERS, DIRECTORS, AGENTS, ETC. Yongxin Liu, Yongkui Liu, Fan Wenbo and Yongmei Wang are the sole officers and directors of Yongxin.

         3.13 LABOR MATTERS. Yongxin is not and has never been a party to: (i) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other employee benefit plan, whether legally binding or not; or
(ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, Yongxin, hospitalization and life insurance and other insurance plans, or related benefits; or (iii) any employment agreement. No former employee of Yongxin has any claim against Yongxin (whether under federal or state law, any employment agreement or otherwise) on account of or for: (i) overtime pay; (ii) wages or salary for any period; (iii) vacation, time-off or pay in lieu of vacation or time-off; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any action or proceeding against Yongxin arising out of any statute, ordinance or regulation relating to discrimination in employment or to employment practices or occupational safety and health standards.

         3.14 BOOKS AND RECORDS. Yongxin's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with generally accepted accounting principles, and fairly and accurately reflect all of Yongxin's assets, obligations and accruals, and all transactions (normally reflected in books and records in accordance with generally accepted accounting principles) to which Yongxin is or was a party or by which Yongxin or any of its assets are or were affected.

         3.15 OTHER LIABILITIES. No claim of breach of contract, tort, product liability or other claim (whether arising from Yongxin's business operations or otherwise), contingent or otherwise, has been asserted or threatened against Yongxin nor, to the best of Yongxin's knowledge, is capable of being asserted by any employee, creditor, claimant or other person against Yongxin. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any person.

         3.16 CONSENTS. The execution, delivery and performance by Yongxin of this Agreement and the consummation by Yongxin of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

         3.17 JUDGMENTS. There is no outstanding judgment against Yongxin. There is no health or safety problem involving or affecting Yongxin. There are no open workers compensation claims against Yongxin, or any other obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, partner, director, officer, employee or agent of Yongxin, or any heir or personal representative thereof, against Yongxin or any successor to the business of Yongxin.

         3.18 IMPROPER PAYMENTS. Neither Yongxin, nor any of its current or former shareholders, partners, directors, officers or employees or agents, nor any person acting on behalf of Yongxin, has, directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained. No funds or assets of Yongxin were donated, lent or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. Yongxin has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, which account was not or is not reflected in the Yongxin corporate books and records, or which account was not listed, titled or identified in the name of Yongxin.

         3.19 FULL DISCLOSURE. All the representations and warranties made by Yongxin herein or in any Schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Yongxin, its agents or representatives are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein, non-misleading, accurate and meaningful.

                                   ARTICLE IV
                REPRESENTATION AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder for himself, herself or itself only, and not with respect to any other Shareholder, hereby severally represents and warrants to the Company that now and/or as of the Closing:

         4.1 TITLE TO SHARES. Each of the Shareholders is the legal and beneficial owner of the Yongxin Shares to be transferred to the Company by such Shareholders as set forth opposite each Shareholder's name in SCHEDULE 4.1 hereto, and upon consummation of the exchange contemplated herein, the Company will acquire from each of the Shareholders good and marketable title to the Yongxin Shares, free and clear of all liens excepting only such restrictions upon future transfers by the Company, if any, as maybe imposed by applicable law. The information set forth on SCHEDULE 4.1 with respect to each Shareholder is accurate and complete.

         4.2 DUE AUTHORIZATION. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of each of the Shareholders, enforceable against such Shareholders in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

         4.3 PURCHASE FOR INVESTMENT.

                  (a) Each of the Shareholders is acquiring the Company Shares for investment for each of the Shareholders' own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Shareholders has no present intention of selling, granting any participation in, or otherwise distributing the same. Each of the Shareholders further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

                  (b) Each of the Shareholders understands that the Company Shares are not registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on each of the Shareholders' representations set forth herein.

         4.4 INVESTMENT EXPERIENCE. Each of the Shareholders acknowledges that he, she or it can bear the economic risk of his or her investment, and has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of the investment in the Company Shares.

         4.5 INFORMATION. Each of the Shareholders has carefully reviewed such information as such Shareholders deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of each of the Shareholders, he, she or it has been furnished all materials that he, she or it has requested relating to the Company and the issuance of the Company Shares hereunder, and each Shareholder has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Shareholders has relied in making an exchange of the Yongxin Shares for the Company Shares.

         4.6 RESTRICTED SECURITIES. Each of the Shareholders understands that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Act, the Company Shares must be held indefinitely. Each of the Shareholders is aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

         4.7 EXEMPT ISSUANCE. Each of the Shareholders acknowledges that he, she or it must assure the Company that the offer and sale of the Company Shares to such Shareholder qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States. Each of the Shareholders agrees that he meets the criteria established in one or more of subsections (a) or (b), below.

                  (a) ACCREDITED INVESTOR, SECTION 4(2) OF THE SECURITIES ACT AND/OR RULE 506 OF REGULATION D. The Shareholder qualifies as an "accredited investor", as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

                  (b) OFFSHORE INVESTOR, RULE 903 OF REGULATION S. The Shareholder is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and the Shareholder, severally but not jointly, represents and warrants to the Company that:

                           (i) The Shareholder is not acquiring the Company
Shares as a result of, and such Shareholder covenants that e, she or it will not engage in any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the United States in respect of the Company Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Company Shares;

                           (ii) The Shareholder is not acquiring the Company
Shares for the account or benefit of, directly or indirectly, any U.S. Person;

                           (iii) The Shareholder is a resident of the People's
Republic of China;

                           (iv) the offer and the sale of the Company Shares to
such Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the People's Republic of China;

                           (v) the Shareholder is outside the United States when
receiving and executing this Agreement and that the Shareholder will be outside the United States when acquiring the Company Shares,

                           (vi) and the Shareholder covenants with Company that:

                                    (1)      offers and sales of any of the
                                             Company Shares prior to the
                                             expiration of a period of one year
                                             after the date of original issuance
                                             of the Company Shares (the one year
                                             period hereinafter referred to as
                                             the "Distribution Compliance
                                             Period") shall only be made in
                                             compliance with the safe harbor
                                             provisions set forth in Regulation
                                             S, pursuant to the registration
                                             provisions of the Securities Act or
                                             an exemption therefrom, and that
                                             all offers and sales after the
                                             Distribution Compliance Period
                                             shall be made only in compliance
                                             with the registration provisions of
                                             the Securities Act or an exemption
                                             therefrom and in each case only in
                                             accordance with applicable state
                                             securities laws; and

                                    (2)      The Shareholder will not engage in
                                             hedging transactions with respect
                                             to the Company Shares until after
                                             the expiration of the Distribution
                                             Compliance Period.


                                    ARTICLE V
                                    COVENANTS

         5.1 FURTHER ASSURANCES. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such parry's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

                                   ARTICLE VI
                                   DELIVERIES

         6.1 Items to be delivered to the Shareholders prior to or at Closing by the Company.

                  (a) Articles of Incorporation and amendments thereto, By-laws and amendments thereto, and a certificate of good standing in the Company's state of incorporation;

                  (b) all applicable schedules hereto;

                  (c) all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

                  (d) shareholder list;

                  (e) all financial statements and all tax returns in possession of the Company;

                  (f) resolution from the Company's Board appointing the designees of the Shareholders to the Company's Board of Directors;

                  (g) resolution from the Company's Board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

                  (h) letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in Section 6.1(f);

                  (i) certificates representing shares of the Company Shares issued in the denominations as set forth opposite the name of the Shareholders and/or its designees on SCHEDULE I to this Agreement;

                  (j) any other document reasonably requested by the Shareholders that it deems necessary for the consummation of this transaction.

         6.2 Items to be delivered to the Company prior to or at Closing by Yongxin and the Shareholders.

                  (a) all applicable schedules hereto;

                  (b) instructions from Yongxin appointing its designees to the Company's Board of Directors;

                  (c) share certificates and duly executed stock powers from the Shareholders transferring the Yongxin Shares to the Company;

                  (d) resolutions from the Board of Directors of Yongxin, if applicable, and shareholder resolutions approving the transactions contemplated hereby; and

                  (e) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.1 CONDITIONS PRECEDENT TO CLOSING. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

                  (a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement.

                  (b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

                  (c) Yongxin and the Subsidiary shall have received, and delivered documentation of, the approvals required, if any, from the Ministry of Commerce of the People's Republic of China, the China Securities Regulatory Commission, the State Administration of Foreign Exchange, or any other Chinese governmental agency regulating the ownership of business operations in China by non-Chinese nationals and/or the ownership of offshore companies doing business in China by Chinese nationals.

                  (d) The Company will effectuate an approximate 12 for 1 reverse split of the Company Common Stocks of the Company prior to the time of closing.

                  (e) That the Company shall have settled, paid or otherwise resolved the Convertible Notes payable in the principal amount of $3,000,000 plus accrued interest in the approximate total amount of $1,202,217.

                  (f) ABSENCE OF LITIGATION. No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement, or which had or could have a material adverse effect on the business of the Corporation.

         7.2 CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS. The obligations of Shareholders shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

                  (a) The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

                  (b) The Company shall have complied with Rule 14(f)(1) of the Exchange Act, if required.

         7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

                  (a) Yongxin and the Shareholders shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

                  (b) The Shareholders shall have delivered to the Company the share certificates and duly executed stock powers from the Shareholders transferring the Yongxin Shares to the Company.

                  (c) All representations and warranties made by Yongxin and the Yongxin Shareholders contained in this Agreement and the Schedules hereto shall be true and correct in all respects on the date hereof, and shall be true and correct in all respects at the time of the Closing as though such representations were again made, without exception or deviation, at the time of the Closing.

                  (d) Yongxin and the Yongxin Shareholders shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by them on or prior to the Closing.

                  (e) No litigation shall have been instituted on or before the time of the Closing by any person, the result of which did or could prevent or make illegal the consummation of the transaction contemplated by this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 INDEMNITY OF THE COMPANY. The Company agrees as to defend, indemnify and hold harmless the Shareholders from and against, and to reimburse the Shareholders with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively the "Losses") asserted against or incurred by the Shareholders by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

         8.2 INDEMNITY OF THE SHAREHOLDERS. The Shareholders, joint and severally, agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all losses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Shareholders or in any document or certificate delivered by the Shareholders pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby, it being understood that the Shareholders shall have responsibility hereunder only for the representations and warranties made by the Shareholders.

         8.3 INDEMNIFICATION PROCEDURE. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article VIII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Parry which consent shall not be unreasonably withheld.

                                   ARTICLE IX
                                   TERMINATION

         9.1 TERMINATION. This Agreement may be terminated at any time before or, at Closing, by:

                  (a) The mutual agreement of the Parties;

                  (b) Either the Corporation or Yongxin, but not by a Shareholder if-

                           (i) Any provision of this Agreement applicable to a
party shall be materially untrue or fail to be accomplished; or

                           (ii) Any legal proceeding shall have been instituted
or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement;

                  (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred.

                                    ARTICLE X
                         COVENANTS SUBSEQUENT TO CLOSING

         10.1 SUBSEQUENT SEC FILINGS. The Chief Executive Officer and Chief Financial Officer, or other principal administrative and financial officers, of the Company shall cooperate with and assist Yongxin with the preparation of the first Quarterly or Annual Report, as applicable, to be filed with the Commission subsequent to the Closing to the extent disclosure is required regarding the prior operations, financial condition, or actions of, or other information pertaining to, the Company for the period(s) ended prior to the Closing. Such cooperation and assistance shall include, but not be limited to, provision of subcertifications regarding the disclosures controls and procedures and internal control over financial reporting of the Company, provision of and participation in review of interim financial statements, and review and provision of feedback on a draft of the required Report.

         10.2 Umesh Patel shall assist the Company in negotiating and resolving outstanding debts.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing Date. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

         11.2 ACCESS TO BOOKS AND RECORDS. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

         11.3 FURTHER ASSURANCES. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

         11.4 NOTICE. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

          Attention:

          If to the Shareholders and Yongxin:

           Yongxin Medical Group, Ltd.
           2152 San Huancheng Road
           Chang Chun, China
           Attention:

          With a copy to:

           Laura E. Anthony, Esquire
           Legal & Compliance, LLC
           330 Clematis Street
           Suite 217
           West Palm Beach, FL 33401
           Office: 561-514-0936
           Fax: 561-514-0832


          If to the Company:

           Digital Learning Management Corporation
           680 Langsdorf Drive, Suite 203
           Fullerton, CA 92831
           Attn: Umesh Patel, Chairman
           Fax:

          With a copy to:

           Danton Mak
           Sheldon Mak Rose & Anderson
           225 South Lake Avenue, 9th Floor
           Pasadena, CA 91101-3021
           Fax: 626-795-6321

         11.5 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

         11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

         11.7 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Delaware are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

         11.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.9 CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

         11.10 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

         11.11 LITIGATION. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party (the "Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.



IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.



                                       DIGITAL LEARNING MANAGEMENT CORPORATION.



                                             By:_____________________________
                                             Name: Umesh Patel
                                             Title: Chairman


                                       YONGXIN MEDICAL GROUP, LTD.



                                             By:_____________________________
                                             Name:
                                             Title: Chief Executive Officer






                    [SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

                           YONGXIN MEDICAL GROUP, LTD.
                         SHAREHOLDERS' SIGNATURE PAGE TO

                            SHARE EXCHANGE AGREEMENT

                             Dated [________], 2007

                 Among Digital Learning Management Corporation.,
                        Yongxin Medical Group, Ltd., and
                 The Shareholders of Yongxin Medical Group, Ltd.

         The undersigned Shareholder hereby executes and delivers the Share Exchange Agreement (the "AGREEMENT") to which this Signature Page is attached, which, together with all counterparts of the Agreement and Signature Pages of the other parties named in said Agreement, shall constitute one and the same document in accordance with the terms of the Agreement.





         -----------------------------------------------------------------------
                                       (Signature)



         -----------------------------------------------------------------------
                                  (Type or print name)
         -----------------------------------------------------------------------




         -----------------------------------------------------------------------
          (Type or print name as it should appear on certificate, if different)

         Address:
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

         Telephone:     (         )
                                   ---------------------------------------------
         Facsimile:     (         )
                                   ---------------------------------------------



NUMBER OF YONGXIN SHARES HELD: ________________


                                                SCHEDULE 1.1(a)

---------------------------------------------------- -------------------------------- --------------------------------
                       NAME                            NUMBER OF COMMON STOCK          NUMBER OF PREFERRED STOCK
==================================================== ================================ ================================
1. Misala Holdings Inc. BVI                                    600,000.00                      3,000,000.00
---------------------------------------------------- -------------------------------- --------------------------------
2. Boom Day Investments Ltd. BVI                              5,400,000.00                     2,000,000.00
---------------------------------------------------- -------------------------------- --------------------------------
3. Accord Success Ltd., BVI                                   5,400,000.00
---------------------------------------------------- -------------------------------- --------------------------------
4. Perfect Sum Investment Ltd. BVI                            1,200,000.00
---------------------------------------------------- -------------------------------- --------------------------------
5. Full Spring Group Ltd. BVI                                 1,800,000.00
---------------------------------------------------- -------------------------------- --------------------------------
6. Grand Opus Co. Ltd., BVI                                   2,400,000.00
---------------------------------------------------- -------------------------------- --------------------------------
7. Master Power Holdings Coup Ltd. BVI                        4,200,000.00
==================================================== ================================ ================================
                       TOTAL                                  21,000,000.00                    5,000,000.00
---------------------------------------------------- -------------------------------- --------------------------------

                                SCHEDULE 2.1(a)
              DIGITAL LEARNING MANAGEMENT, INC. ARTICLES AND BYLAWS

                                 SCHEDULE 2.1(b)
                 DIGITAL LEARNING MANAGEMENT, INC. SUBSIDIARIES


Digital Learning Institute Inc., a Delaware corporation.

In addition, Digital Learning Institute has the following subsidiaries:

Software Education of America, a California corporation
Mckinley Education Services, a California corporation
Digital Knowledge Works, a Delaware corporation
Coursemate, a California corporation

                                  SCHEDULE 2.5
         SHEDULE OF ADJUSTMENT TO DIGITAL LEARNING FINANCIAL STATEMENTS

Since the date of the last financial statements, the Company has incurred debts in the ordinary course of business in the approximate amount of $120,000.00.

                                  SCHEDULE 2.12
                                   LITIGATION

                                  SCHEDULE 3.5
                          YONGXIN FINANCIAL STATEMENTS

                                  SCHEDULE 4.1
                       YONGXIN CAPITAL OWNERSHIP SCHEDULE





   NAME                                            % OF YONGXIN OWNED
   ----                                            ------------------

1. Yongxin Liu                                            51%

2. Yongkui Liu                                            49%

      TOTAL                                              100%

                                   EXHIBIT "C"

                     DIGITAL LEARNING MANAGEMENT CORPORATION

                   Certificate of Designation, Preferences and
               Rights of the Terms of the Series A Preferred Stock
               ---------------------------------------------------

         The undersigned President and Chairman of the Board of Directors of Digital Learning Management Corporation (the "Corporation"), organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, do hereby certify:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on May 25, 2007, adopted the following resolution creating a series of 5,000,000 shares of Preferred Stock designated as Series A Convertible Preferred Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section A. Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), $0.001 par value per share, and the number of shares constituting such series shall be 5,000,000.

                  1. Voting. Except as may be otherwise provided by law or by the Certificate of Incorporation, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation. In addition, the Series A Convertible Preferred Stock shall vote separately as its own class on all actions to be taken by the shareholders of the Corporation. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to six (6) votes on all matters that come before the shareholders for vote.

                  2. Dividends. The Series A Convertible Preferred Stock shall not earn or be entitled to any dividends until the right to convert has expired as set forth in Paragraph 4 hereto. Beginning upon the date of expiration of such conversion rights, each share of issued and outstanding Series A Convertible Preferred Stock shall be entitled to a preferential dividend at the rate of ten cents ($.10) per annum. Dividends on the Series A Convertible Preferred Stock shall accrue on the dates stated above and shall be paid from time to time as determined by the Board of Directors when and if such payment is legally acceptable in accordance with the Delaware General Corporations Law, and shall be in preference to and have priority over dividends upon the Common Stock and all other shares junior to the Series A Convertible Preferred Stock. ("Shares junior to the Series A Convertible Preferred Stock" shall mean shares of any class of the Corporation if the Series A Convertible Preferred Stock has priority over such class with respect to dividend and liquidation rights.)

                  3. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $1.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Convertible Preferred Stock (the "Junior Liquidation Stock") provided, however, that such rights shall accrue to the holders of Series A Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation stock are fully met shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

                  4. Conversions. The holders of shares of Series A Convertible Preferred Stock shall have the following conversion rights:

                           (a) Right to Convert.Subject to the terms and
conditions of this paragraph 4, the holder of any share of shares of Series A Convertible Preferred Stock shall have the right, at its option, (i) at any time hereafter (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) to convert, in each of the three succeeding periods as set forth herein, any such shares of Series A Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock on a six (6) for one (1) basis subject to the limitations herein. No more than 1,666,666 of the Series A Convertible Preferred Stock may be converted in each of the three periods following the date hereof. The conversion formula is conditioned on the Corporation earning no less than 3 million dollars of net income in for the fiscal year end March 31, 2008; $4 million dollars of net income in the fiscal year end March 31, 2009 and $5 million dollars of net income in the fiscal year end March 31, 2010. In the event that in any of the three fiscal years, the Corporation earns less than required net income amounts for conversion, then the conversion right shall be proportionately reduced by the amount of the shortfall below the required net income amount, with the "catch-up" right to convert additional shares to the extent that the net income exceeds 3 million; 4 million and 5 million dollars in each of the three consecutive years. In no event shall this conversion right allow for the conversion of the Series A Preferred Stock into more than 6 common shares for each share of Series A Preferred Stock over the course of the aforementioned three calendar years. The net income requirements shall be based upon an audit of the revenues for each fiscal year. All conversions shall be made within 30 days of the completion of such audit.

                           (b) Issuance of Certificates; Time Conversion
Effected. Promptly after the receipt of the written notice referred to in subparagraph 4(a)(i) and upon receipt of written notice with respect to subparagraph 4(a)(ii) (which notice must be received by the Corporation within twenty (20) days after the Corporation provides notice to shareholders of its intent to pursue a public offering) and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, when effective, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such shares of Series A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                           (c) Dividends; Partial Conversion. At the time of
each conversion, the Corporation shall pay, if available and advisable in the Board of Directors' discretion, in cash an amount equal to all dividends unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4(b). In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

                           (d) Subdivision or Combination of Common Stock. In
case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (e) Reorganization or Reclassification. If any
capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                           (f) Notice of Adjustment. Upon any adjustment of the
Conversion Price then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                           (g) Other Notices. In case at any time:

                                    (i) the Corporation shall declare any
dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                    (ii) the Corporation shall offer for
subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                    (iii) there shall be any capital
reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                                    (iv) there shall be a voluntary or
involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (y) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (z) in the case of any reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (y) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (z) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                                    (h) Stock to be Reserved. The Corporation
shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by these Certificate of Incorporation.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ____day of ________, 2007.


  /s/ Umesh Patel
  ---------------
  Umesh Patel, President and
  Chairman